Execution Copy

USE OF CASH COLLATERAL AND CONSENT AGREEMENT

This agreement (the “Agreement”), dated as of September 23rd, 2009, is between: (a) Canwest Global Communications Corp. (“Canwest Global”), (b) Canwest Media Inc. (“CMI”), (c) Canwest Television Limited Partnership (“CTLP”), by its general partner, Canwest Television GP Inc., (d) the entities listed in Schedule “A“ (each, a “CMI Subsidiary” and, collectively, the “CMI Subsidiaries” and, together with Canwest Global, CMI and CTLP, the “Companies”), and (e) each of the other signatories hereto and their permitted successors and assigns (each, a “Consenting Noteholder” and, collectively, the “Consenting Noteholders”), each being a holder of the 8.0% senior subordinated notes due 2012 issued by CMI (collectively, the “8% Notes”).

RECITALS:

1.
CMI, as successor to 3815668 Canada Inc., the guarantors of the 8% Notes and The Bank of New York Mellon, as trustee (the “Trustee”), are parties to that certain indenture, dated as of November 18, 2004 (as amended, modified or supplemented prior to the date hereof, the “8% Note Indenture”), pursuant to which the 8% Notes were issued by CMI;

2.
Canwest MediaWorks Ireland Holdings (“Irish Holdco”) and Canwest Ireland Nominee Limited, each a CMI Subsidiary, have guaranteed the obligations of CMI under the 8% Note Indenture (such guarantees being referred to herein collectively as the “Guarantee”);

3.
Irish Holdco has considered the sale of the shares (the “Ten Shares”) it holds in Ten Network Holdings Limited (“Ten Networks”) and has determined to enter into an agreement to sell the Ten Shares with the underwriter or underwriters of the Ten Shares (collectively, the “Underwriter”), with the consent of the Consenting Noteholders, and to use the net proceeds generated by the sale of the Ten Shares (the “Proceeds”) to make two loans to CMI to allow CMI to repay the 12% Notes and to provide liquidity for CMI, with the balance deposited with the Trustee in a cash collateral account (the “Cash Collateral Account”);

4.
As requested by the Consenting Noteholders, Irish Holdco has agreed to lend the Proceeds to CMI in exchange for a senior secured interest bearing promissory note (the “Secured Intercompany Note”) in the approximate principal amount of C$190,000,000 and an unsecured promissory note (the “Unsecured Promissory Note”) in an amount equal to the Canadian dollar equivalent of the portion of the Proceeds to be deposited with the Trustee in the Cash Collateral Account;

5.
The Consenting Noteholders collectively hold (as beneficial owners or as having the power and authority to bind the beneficial owners) not less than U.S.$544,075,500 in aggregate principal amount of the 8% Notes, representing approximately 71.49% of the aggregate principal amount of the 8% Notes that are outstanding as of the date hereof;

6.	The Consenting Noteholders will consent to the sale by Irish Holdco of the Ten Shares and the above referenced loans by Irish Holdco to CMI, by completing and executing the consent form (the “Consent Form”) which accompanies the consent solicitation statement (the “Consent”) to be provided to the Holders (as defined in the 8% Note Indenture) of the 8% Notes, in the form attached as Schedule “B”;

7.
The Consenting Noteholders are willing to agree to provide liquidity for CMI and CTLP from the sale of the Ten Shares and the use of proceeds therefrom and to forbear from making any claims under the Guarantee, in consideration for entering into this Agreement and the deposit of a portion of the Proceeds in the Cash Collateral Account; and

8.
Upon receipt of the Consent of Holders of a majority in principal amount of the 8% Notes, CMI and the Trustee will enter into a tenth supplemental indenture (the “Supplemental Indenture”), in the form attached as Schedule “C”;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.	Definitions

Capitalized terms shall have the meaning ascribed thereto in Schedule “D”.

2.	Use of Cash Collateral

If the sale of the Ten Shares, or any part thereof, is completed, then the Proceeds received by Irish Holdco upon the sale of the Ten Shares shall be loaned by Irish Holdco to CMI, as follows:

(a)	Pursuant to the Secured Intercompany Note, solely for the following purposes:

(i)
to pay U.S.$93,958,973.68 (together with accrued but unpaid interest on the 12% Notes as of the date of this payment) to the holders of the 12% Notes as repayment in full of all amounts outstanding under the 12% Notes; and

(ii)	to fund general liquidity and operating costs of CMI and CTLP in an amount of C$85,000,000; and

(b)
As to the balance, pursuant to the Unsecured Intercompany Note, to deposit with the Trustee in the Cash Collateral Account, pursuant to the cash deposit agreement (the “Cash Deposit Agreement”) between CMI and the Trustee, in the form attached as Schedule “E”, in each case, pursuant to the flow of funds direction set out in Schedule “F” (the “Flow of Funds Direction”).

3.	Direction to Underwriter

In furtherance of Section 2, Irish Holdco and CMI, as applicable, shall direct the Underwriter to apply the Proceeds as follows:

(a)           to purchase U.S.$93,958,973.68 (plus accrued but unpaid interest on the 12% Notes) and pay such proceeds to the holders of the 12% Notes, pursuant to the Flow of Funds Direction;

(b)	to purchase C$85,000,000 and pay such proceeds to CMI, pursuant to the Flow of Funds Direction; and

(c)	to apply the balance of the Proceeds to purchase U.S. dollars and transfer such U.S. dollars to the Trustee, pursuant to the Cash Deposit Agreement and the Flow of Funds Direction.

For greater certainty, if all of the Proceeds are not received on the first settlement date under the underwriting agreement with the Underwriter, then the Proceeds shall be applied as set out in this Section 3 as and when they are received.

4.	Consent

(a)
Pursuant to Section 8.02 of the 8% Note Indenture and subject to the terms and conditions of this Agreement, each of the Consenting Noteholders consents to the matters set forth in the Consent (including the execution and delivery of the Supplemental Indenture) and agrees to take all action and execute all documents necessary or desirable to cause the Holder(s) through which it directly or indirectly holds its interest in any 8% Notes to deliver the duly executed Consent Form accompanying the Consent to the Information and Tabulation Agent (as defined in the Consent) in accordance with the instructions set out in the Consent and the Consent Form as soon as practicable and in any case before the deadline set forth in the Consent; and

(b)
Subject to the terms and conditions of this Agreement, each of the Consenting Noteholders nominates, constitutes and irrevocably appoints CMI as its lawful attorney  and agent, with full power and authority to execute, for and in the name of and on behalf of such Consenting Noteholder, the documents necessary or desirable to enable the Holder(s) through which the Holder holds its interest in any 8% Note to execute and deliver the Consent Form accompanying the Consent in accordance with the instructions set out in the Consent and the Consent Form (in the event that the Consenting Noteholder does not execute such documents before the deadline set forth in the Consent), except that this Section 4(b) shall not apply to a Consenting Noteholder whose 8% Notes are managed by its Investment Advisor.

5.	Companies Covenants

In consideration of the loans to CMI from Irish Holdco of a portion of the Proceeds to provide liquidity for CMI and CTLP, each of the Companies covenants and agrees with the Consenting Noteholders as follows:

(a)	Canwest Global, CMI and CTLP shall deliver to the advisors to Consenting Noteholders:

(i)
monthly financial statements of Canwest Global, CMI, CTLP and the CMI Subsidiaries which are material operating subsidiaries within 20 days of the end of each calendar month along with a certificate of the Chief Financial Officer of Canwest Global, CMI and CTLP certifying that no Default or Event of Default under this Agreement has occurred;

(ii)
along with delivery of the monthly financial statements, a weekly cash flow forecast (each, a “3 Month Forecast”) for the 3 month period commencing with the month following the date the forecast is provided, which 3 Month Forecast, if approved for such purpose by the Consenting Noteholders (and in support of which approval right Canwest Global, CMI and CTLP shall provide all background documentation reasonably requested by the Consenting Noteholders), shall extend and update the Funding Forecast.  The cash flow forecast through February 2010 is attached as Schedule “G” (the “Funding Forecast”, as such forecast may be extended and updated by a 3 Month Forecast approved by the Consenting Noteholders for such purpose);

(iii)
on the fourth Business Day of each week, a report as to the last week’s actual cash flows accompanied by a variance analysis explaining how and why actual results for the immediately preceding week varied from the applicable week in the applicable 3 Month Forecast and in the Funding Forecast;

(iv)
on the fourth Business Day of each week, a summary of all bank account balances, cash collections and disbursements of Canwest Global, CMI, CTLP and the CMI Subsidiaries summarized in detail (by category and operating divisions) as of the close of the last Business Day of the previous week;

(v)
concurrently with the delivery thereof pursuant to the terms of the CIT Credit Agreement, copies of any collateral reports, valuations, financial information or any other documents or information delivered to the lenders under the CIT Credit Agreement;

(vi)
notice forthwith upon any of Canwest Global, CMI, CTLP or a CMI Subsidiary determining that there will be a material change from the 3 Month Forecast or the Funding Forecast, or of any other material developments with respect to the business and affairs of any of Canwest Global, CMI, CTLP or a CMI Subsidiary or any of their subsidiaries;

(vii)
notice forthwith upon any of Canwest Global, CMI, CTLP or a CMI Subsidiary receiving notice from any creditor, landlord or other third party delivering a notice of default, demand, acceleration or enforcement in respect of any material obligation of any of Canwest Global, CMI, CTLP or a CMI Subsidiary;

(viii)
notice forthwith, and copies of, any discussion papers, agreements, letters of intent, funding or financing proposals, commitment letters, offers or agreements (each, a “Financing Proposal”) entered into or relating to the business of any of Canwest Global, CMI, CTLP or any CMI Subsidiary other than a proposal from the Consenting Noteholders; provided, that disclosure of copies of unsolicited unilateral Financing Proposals containing confidentiality restrictions shall not be required to be disclosed until such restrictions have been removed, and Canwest Global, CMI, CTLP and the CMI Subsidiaries shall negotiate in good faith to remove such restrictions and, if unsuccessful, Canwest Global, CMI, CTLP or the CMI Subsidiaries shall nonetheless be entitled to pursue such Financing Proposals, provided that, unless the Definitive Agreement has been entered into and has been terminated other than as a result of the breach thereof by one or more of the Companies, the Companies provide prompt written communication to the Consenting Noteholders indicating the identity of any Person with whom the Companies engage in any discussions or negotiations and all material terms and details thereof, including all updates to the discussions or negotiations and any changes to the material terms and details of any discussions or negotiations;

(ix)	notice forthwith of any event or occurrence that, with notice or the passage of time or both, would be an Event of Default under this Agreement; and

(x)	such other information as may be requested by the Consenting Noteholders or their advisors from time to time acting reasonably.

(b)
Canwest Global, CMI, CTLP and the CMI Subsidiaries shall ensure that, as of any week ending date, each of the net operating cash flow and total net cash flow of Canwest Global, CMI, CTLP and the CMI Subsidiaries for the cumulative period commencing August 10, 2009 to such week ending date will not vary negatively from the Funding Forecast for the same period by more than the greater of 10% or $7,500,000.

(c)
Canwest Global, CMI, CTLP and the CMI Subsidiaries shall complete the milestones set forth in Schedule “H” (the “Milestones”) within the timeframes contemplated by Schedule “H” and shall comply with all other terms, conditions and covenants contained in this Agreement.

(d)	Following reasonable advance notice, the Companies shall, to the extent permitted by law:

(i)
provide the Consenting Noteholders and each of their advisors who have signed a confidentiality and non-disclosure agreement in favour of and on the terms acceptable to Canwest Global and CMI (a “Confidentiality Agreement”) with reasonable access to the offices, notes, and books and records of Canwest Global, CMI, CTLP and the CMI Subsidiaries during normal business hours;

(ii)	make the officers and legal and financial advisors of the Companies available on a reasonable basis for any discussions with any party to a Confidentiality Agreement;

(iii)	keep each party to a Confidentiality Agreement informed as to the matters contemplated by this Agreement; and

(iv)
if not permitted, to use commercially reasonable efforts to request the permission of any third parties with whom it has a contractual obligation of confidentiality to disclose any information required by this Agreement;

(e)
Neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall be entitled to make any Restricted Payment, provided that Canwest Global, CMI and CTLP alone shall be entitled to:  (i) make Restricted Payments between each other and, unless and until the National Post Transfer, to National Post Company General Partnership; and (ii) make Restricted Payments to any other CMI Subsidiary that is necessary to fund such CMI Subsidiary’s operating expenses in accordance with the Funding Forecast.

(f)
Neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall amalgamate, consolidate with or merge into or sell all or substantially all of their assets to another entity, or change the nature of their business or their corporate or capital structure, except with the prior written consent of the ad hoc committee of holders of the 8% Notes (the “Ad Hoc Committee”), provided that, for greater certainty, this Section 5(f) shall not restrict the National Post Transfer.

(g)
Neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall prepay, redeem prior to maturity, defease, repurchase or make other prepayments in respect of any Indebtedness (other than as required by the 8% Note Indenture,  the CIT Facility or the Secured Intercompany Note and other than any repayment of the CIT Facility in connection with the revolving nature thereof).

(h)
Neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall transfer, lease or otherwise dispose of all or any part of its property, assets or undertaking over $1,000,000 at any one time or aggregating over $5,000,000 during the term of the 8% Notes, except with the prior written consent of the Ad Hoc Committee, provided that, for greater certainty, this Section 5(h) shall not restrict the National Post Transfer or a sale of the real estate assets of the Victoria and Red Deer E stations.

(i)
Neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall create, incur or guarantee any Indebtedness, other than Indebtedness and guarantees existing on the date hereof that have been disclosed in writing to the Consenting Noteholders and Indebtedness under (and guarantees in respect of) the 8% Notes, the 8% Note Indenture, the CIT Facility, the Secured Intercompany Note and the Unsecured Promissory Note.

(j)	Neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall make any new investments or acquisitions of any kind, direct or indirect, other than investments in CTLP by CMI.

(k)	Neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall create any Liens on its property, assets or undertaking other than Permitted Liens.

(l)
Neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall materially increase compensation or severance entitlements or other benefits payable to directors, officers or employees (including by way of a key employee retention plan, a”KERP”), or pay any bonuses whatsoever, other than as required by law or pursuant to the terms of existing benefit plans or employment contracts, except for KERP arrangements that have been approved pursuant to the Definitive Agreement or the CGCC Group KERPs. Notwithstanding the foregoing, neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall be entitled to make any severance or other similar payments to directors or senior officers unless such payments are specifically listed in the Funding Forecast, or make any bonus or KERP payments to directors or senior officers, except as have been approved pursuant to the Definitive Agreement and as set out in the CGCC Group KERPs.

(m)
Neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall be entitled to pay any professional or advisory fees unless such fees are specifically listed in the Funding Forecast; provided, that Canwest Global, CMI, CTLP and the CMI Subsidiaries shall be entitled to make: (i) ordinary course professional fee and legal fee payments that are not success-based or lump sum payments without specifically listing such payments as separate line-items in the Funding Forecast, and (ii) payments pursuant to agreements that have been approved by the Court in connection with the Recapitalization Transaction (including without limitation (A) the engagement letter entered into between Stonecrest Capital Inc. and Canwest Global dated June 30, 2009 and (B) the engagement letter entered into between Genuity Capital Markets and Canwest Global on May 29, 2009).  None of Canwest Global, CMI, CTLP or the CMI Subsidiaries shall pay professional or advisory fees in connection with the restructuring or recapitalization of Canwest Limited Partnership (“Canwest LP”) and its subsidiaries and, to the extent professional and advisory fees relate to the restructuring or recapitalization of Canwest Global, CMI, CTLP and CTLP, on the one hand, and Canwest LP and its subsidiaries, on the other hand, such fees shall be allocated between such groups on a fair and reasonable basis.

(n)
The Companies shall operate their businesses in the ordinary course of business of a group of companies in similar circumstances, and, in any event, neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall make a public announcement in respect of, enter into any agreement or letter of intent with respect to, or attempt to consummate, any transaction or agreement that could reasonably be expected to materially adversely affect any of the Companies.

(o)	Neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall enter into, extend, renew, waive or otherwise modify in any material respect the terms of,

any transaction with an Affiliate, except with the prior written consent of the Ad Hoc Committee, provided that, for greater certainty, this Section 5(o) shall not restrict the agreements contemplated by this Agreement, the National Post Transfer or the transactions disclosed on Schedule “I” hereto or the extension or renewal of existing operational arrangements on substantially the same terms if such extensions or renewals are in the best interests of the Companies.

(p)
Neither Canwest Global, CMI, CTLP nor the other CMI Subsidiaries shall participate in any material discussions with (A) the Canadian Radio-Television and Telecommunications Commission with respect to the Recapitalization Transaction, (B) any of the stakeholders in CW Investments Co. and the CW Media group of companies with respect to the Recapitalization Transaction, or (C) any party (other than legal and financial advisors to the Companies) with respect to the Recapitalization Transaction, in each case without providing reasonable notice to the Consenting Noteholders and an opportunity for a representative from the Ad Hoc Committee or its legal counsel or financial advisor to participate in such discussions, provided that if the Definitive Agreement is entered into and is subsequently terminated other than as a result of the breach thereof by one or more of the Companies, such covenant shall apply only in respect of clauses (A) and (B) and only if the Consenting Noteholders are working in good faith with the Companies and its other stakeholders.  Canwest Global, CMI and CTLP agree to cooperate and facilitate discussions between the Ad Hoc Committee and stakeholders in CW Investments Co. and the CW Media group of companies (including The Goldman Sachs Group, Inc. and its Affiliates), as soon as practicable when requested by the Consenting Noteholders.

(q)
Neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall enter into any agreement with another Person relating to a restructuring transaction or the restructuring process involving the 8% Notes in which any fee or repayment of legal fees shall be payable or exclusivity is granted without the consent of the Consenting Noteholders, and in no event shall any such agreement be entered into to the extent that full disclosure of such agreement cannot be made to the Consenting Noteholders and the Ad Hoc Committee.

(r)
Except for the renewal or extension of the directors’ and officers’ insurance currently in place and “run-off” insurance in respect of the directors’ and officers’ insurance policy of Canwest Global that is intended to be put in place on terms and at a cost that are commercially reasonable and except for a trust to hold the funds contributed by Canwest LP in respect of funding a portion of the key employee retention plans of CMI, neither Canwest Global, CMI, CTLP nor the CMI Subsidiaries shall (i) establish or fund any directors or employees trusts or (ii) purchase or fund any additional directors’ and officers’ insurance, in each case unless approved by the Ad Hoc Committee.

(s)
Within one Business Day of the written request of the Consenting Noteholders, the current appointed “Restructuring Advisor” (Stonecrest Capital Inc.) shall be appointed as the “Chief Restructuring Advisor” (as described in the existing engagement letter for Stonecrest Capital Inc. dated June 30, 2009 (the “Existing Engagement”)) in accordance with the terms of the Existing Engagement.

(t)
Subject to disclosure of such items in the Funding Forecast and in the applicable 3 Month Forecast, notwithstanding anything to the contrary contained herein, the Companies shall be entitled to make any of the following payments which, collectively during the term of this Agreement, shall not exceed $2,000,000 in the aggregate:  (i) Restricted Payments to Affiliates that are not Canwest Global, CMI, CTLP or a CMI Subsidiary; (ii) payments on account of renewal or runoff of directors’ and officers’ insurance policies; and (iii) payments of advisory fees and other similar fees to the professional advisors to the Companies.

(u)
With respect to Irish Holdco, except with the prior written consent of the Ad Hoc Committee: (i) CMI shall not transfer its shares in Irish Holdco nor exercise its right of redemption with respect to its preferred shares in Irish Holdco (the “Preferred Shares”); (ii) Irish Holdco shall remain a single purpose entity and shall not transfer its assets, including the Secured Intercompany Note and the Unsecured Promissory Note, incur any Indebtedness, grant any liens, make any loans (other than in connection with the Secured Intercompany Note and the Unsecured Promissory Note) or give financial assistance; (iii) Irish Holdco shall not take any action to amend the Secured Intercompany Note or the Unsecured Promissory Note and shall not waive any of its rights thereunder; (iv) no payments shall be made relating to the Preferred Shares unless Irish Holdco’s guarantee of the 8% Notes has been terminated or released; and (v) Irish Holdco shall not make any payments except under its guarantee of the 8% Notes and its customary liabilities associated with a holding company for its professional fees (including legal and accounting expenses) and administrative costs.

(v)
The initial order of the Court (the “Initial Order”) in any restructuring or insolvency proceedings (the “Recapitalization Proceedings”) relating to Canwest Global, CMI, CTLP or any of the CMI Subsidiaries, as submitted to the Court in the form agreed upon between the parties, shall be subject to any amendments that are required by the Court that are acceptable to the Ad Hoc Committee and the Companies, and shall provide, inter alia, that notwithstanding anything to the contrary in the Initial Order: (i) the Companies shall not be permitted to repudiate this Agreement or the Definitive Agreement; (ii) the Companies shall be required to comply with their obligations under this Agreement and the Definitive Agreement; and (iii) prior to exercising any and all rights and remedies they may have against the Companies under or in respect of this Agreement and the Definitive Agreement, in accordance with the terms of such agreements, the Consenting Noteholders shall be required to obtain a further order of the Court, other than in respect of contractual termination rights under the Definitive Agreement.

(w)
Irish Holdco agrees to enforce its rights under the Secured Intercompany Note and the Unsecured Promissory Note and in the event that (i) an Event of Default has occurred or is continuing, or (ii) the Secured Intercompany Note or the Unsecured Promissory Note has become due and payable, upon request of the Ad Hoc

Committee, Irish Holdco shall assign the Secured Intercompany Note and the Unsecured Promissory Note (and its rights thereunder including without limitation its right to receive payment in full from CMI under Section 4.2 of each of the notes) to the Trustee or as the Ad Hoc Committee may otherwise direct, in full satisfaction of Irish Holdco’s guarantee of the 8% Notes, or on such other terms as may be acceptable to Irish Holdco, CMI and the Ad Hoc Committee, it being understood that the Secured Intercompany Note and the Unsecured Promissory Note shall remain subject to a lien in favour of CIT, following said assignment.

(x)
To the extent that the Consenting Noteholders are required to pay any of the legal fees and expenses of the Trustee, the Companies (other than Irish Holdco) agree to promptly make payment of such amounts directly to the Trustee as and when required and, in furtherance of the foregoing, upon the execution of this Agreement, CMI agrees to deposit the amount of US$100,000 as a retainer with the Trustee on account of such legal fees and expenses.

(y)
The Companies shall pursue, support and use commercially reasonable efforts to complete the transactions contemplated by this Agreement in good faith and do all things that are reasonably necessary and appropriate in furtherance of and to consummate and make effective the transactions contemplated by this Agreement.

6.	Companies Representations and Warranties

Each of the Companies represents and warrants that neither Irish Holdco nor Canwest Ireland Nominee Ltd. has any assets or liabilities other than (i) customary liabilities associated with a holding company including without limitation legal and accounting expenses in an amount not to exceed $150,000 in the aggregate, (ii) guarantees provided of the 12% Notes, the 8% Notes and the CIT Facility, (iii) intercompany obligations owed to Irish Holdco by CMI in the amount of approximately $72,000,000, and (iv) the Ten Shares (and, following the sale thereof as contemplated hereunder, the Secured Intercompany Note and the Unsecured Promissory Note).

7.	Consenting Noteholders Covenants

(a)
Subject to the compliance with this Agreement by the Companies in all material respects, each Consenting Noteholder agrees that it will not take any action or demand payment of any amounts in respect of the Guarantee unless an Event of Default has occurred and is continuing.

(b)
Each Consenting Noteholder agrees that, from and after the date hereof and until such time as each Holder, through which it directly or indirectly holds its interest in the 8% Notes, has delivered a valid Consent with respect to all of its 8% Notes or until such time as valid Consents have been received from the holders of 51% of the principal amount of the 8% Notes, such Consenting Noteholder will not directly or indirectly (a) effect, agree to or permit a Transfer of any 8% Notes other than with the Companies’ prior written consent or (b) except as contemplated by this Agreement, deposit any of its 8% Notes (or beneficial interests therein) into a voting trust, or grant (or permit to be granted) any proxies or powers of attorney or attorney in fact, or enter into a voting agreement, understanding or arrangement, with respect to the voting of its 8% Notes.  Any Transfer or other arrangement that does not comply with this Section 7(a) shall be void ab initio.

(c)
From the date each Holder through which each Consenting Noteholder directly or indirectly holds its interest in the 8% Notes has delivered a valid Consent with respect to all of its 8% Notes or after such time as valid Consents have been received from the holders of 51% of the principal amount of the 8% Notes, each Consenting Noteholder shall not Transfer (except with respect to security generally applying to its investments which does not adversely affect such Consenting Noteholder’s ability to perform its obligations under this Agreement), any of its 8% Notes (or any rights in respect thereof, including, but not limited to, the right to vote), except to a transferee, who (i) is already a signatory Consenting Noteholder hereunder and bound hereunder (an “Existing Signatory”); or (ii) contemporaneously with any such Transfer, agrees to be fully bound as a signatory Consenting Noteholder hereunder  in respect of the 8% Notes that are the subject of the Transfer by executing and delivering to the Companies a joinder to this Agreement.  For greater certainty, where the transferee is not an Existing Signatory, such transferee shall be bound by the terms of this Agreement only in respect of the 8% Notes that are the subject of the Transfer, and not in respect of any other 8% Notes of the transferee.  Each Consenting Noteholder hereby agrees (or, in the case of a Consenting Noteholder whose 8% Notes are managed by its Investment Advisor, its Investment Advisor hereby agrees) to provide Canwest Global and Goodmans with written notice (and a fully executed copy of the joinder to this Agreement) within one (1) Business Day following any Transfer to a transferee that is not an Existing Signatory of any Relevant Notes (or any rights in respect thereof, including the right to vote) held by such Consenting Noteholder as of the date hereof.

8.	Consenting Noteholders Representations and Warranties

Each Consenting Noteholder hereby represents and warrants, severally and not jointly, that as of the date hereof, it (a) either (i) is the sole legal and beneficial owner of the principal amount of 8% Notes, as has been disclosed to Goodmans and FTI Consulting Inc. (“FTI”) on a confidential basis, or (ii) has the investment and voting discretion with respect to the principal amount of 8% Notes as has been disclosed to Goodmans and FTI on a confidential basis and has the power and authority to bind the beneficial owner(s) of such 8% Notes to the terms of this Agreement, and each Consenting Noteholder has authorized and instructed Goodmans to advise CMI of the aggregate holdings of the 8% Notes by such Consenting Noteholder and acknowledges and agrees that CMI is relying on such information in entering into this Agreement; (b) has the sole right to provide (or cause the Holder in respect thereof to provide) any consent under the 8% Note Indenture with respect to the Consenting Noteholder’s 8% Notes and none of the Consenting Noteholder’s 8% Notes (or beneficial interests therein) is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer of any of the Consenting Noteholder’s 8% Notes (or beneficial interests therein), except for this Agreement, and (c) is not an Affiliate of CMI (as defined in the 8% Note Indenture).

Each Consenting Noteholder whose 8% Notes are managed by its Investment Advisor hereby represents and warrants that it has disclosed to Goodmans and FTI on a confidential basis that its 8% Notes are managed by its Investment Advisor.

9.	Events of Default

Each of the following shall constitute a default (each, a “Default”) hereunder and such Default will be an “Event of Default” if declared to be so by Consenting Noteholders holding at least 51% of the aggregate principal amount of 8% Notes held by all Consenting Noteholders:

(a)
the failure by any of Canwest Global, CMI, CTLP or any CMI Subsidiary to comply with the covenants contained in clause (c), any of clauses (f) through (k) or clauses (p), (q), (s) or (u) under Section 5;

(b)
the failure by any of Canwest Global, CMI, CTLP or any CMI Subsidiary to perform or comply with any term, condition, covenant or obligation contained herein, where any such failure to perform or comply is not remedied within 5 Business Days of notice from the Ad Hoc Committee to so remedy.  For greater certainty, the failure to extend the Funding Forecast through the period ending April 15, 2010 with the approval of the Consenting Noteholders on or before February 28, 2010 shall be an Event of Default as of February 28, 2010;

(c)	if any Milestone noted on Schedule “H” is not achieved within the timeframe listed on Schedule “H”;

(d)
the denial or repudiation by any of Canwest Global, CMI, CTLP or any CMI Subsidiary of the legality, validity, binding nature or enforceability of this Agreement, the 8% Notes, or any other document or certificate delivered pursuant to the terms hereof;

(e)
once appointed, the resignation or replacement of the chief restructuring advisor (the “Chief Restructuring Advisor”) or the amendment of any duties of the Chief Restructuring Advisor (in each case to the extent not approved by the Ad Hoc Committee), subject to the ability to appoint a new Chief Restructuring Advisor acceptable to the Ad Hoc Committee within 10 days of a resignation;

(f)	an “Event of Default” under the CIT Credit Agreement shall have occurred and is continuing;

(g)
failure by any of the Companies to comply in all material respects with, or default by any of the Companies in the performance or observance of, any material term, condition, covenant or agreement set forth in the Definitive Agreement, which is not cured within five Business Days after the receipt of written notice of such failure or default;

(h)	if any representation, warranty or other statement of any of the Companies made or deemed to be made in the Definitive Agreement shall prove untrue in any material respect as of the date when made;

(i)
if the Recapitalization Proceedings are dismissed, terminated, stayed  or converted to a proceeding under the Bankruptcy and Insolvency Act (Canada) or Winding-Up and Restructuring Act (Canada), unless such dismissal, termination, stay or conversion, as applicable, is made with the prior written consent of the counsel to the Ad Hoc Committee;

(j)
other than in relation to Canwest LP, its subsidiaries and its general partner, Canwest (Canada) Inc., the appointment of a receiver, interim receiver, receiver and manager, trustee in bankruptcy, liquidator or administrator in the Recapitalization Proceedings, unless such appointment is made with the prior written consent of the counsel to the Ad Hoc Committee;

(k)
(i) the commencement by any of Canwest Global, CMI, CTLP or any of the CMI Subsidiaries of any action, application, petition, suit or other proceeding under any bankruptcy, arrangement, reorganization, dissolution, liquidation, insolvency, winding-up or similar law of any jurisdiction now or hereafter in effect, for the relief from or otherwise affecting creditors of such entity, including without limitation, under the Bankruptcy and Insolvency Act (Canada) (the “BIA”) (including the filing of a notice of intention to make a proposal), Companies’ Creditors Arrangement Act, Winding-up and Restructuring Act (Canada), the Canada Business Corporations Act or the United States Bankruptcy Code; (ii) the appointment of any receiver, receiver-manager, interim receiver, monitor, liquidator, assignee, custodian, trustee, sequestrator or other similar entity in respect of any of Canwest Global, CMI, CTLP or any of the CMI Subsidiaries or all or any part of their respective property, assets or undertaking; or (iii) the act of any of Canwest Global, CMI, CTLP or any of the CMI Subsidiaries (i) making a general assignment for the benefit of its creditors, including without limitation, any assignment made pursuant to the BIA, (ii) acknowledging its insolvency or is declared or becomes bankrupt or insolvent, (iii) failing to meet its liabilities generally as they become due, or (iv) committing an act of bankruptcy under the BIA or any similar law of any jurisdiction; provided, that such events shall not be an Event of Default if a filing is made pursuant to and in compliance with the terms of the Definitive Agreement.

10.	Further Assurances

Each Party shall do all such things in its control, take all such actions as are commercially reasonable, deliver to the other Parties such further information and documents and execute and deliver to the other Parties such further instruments and agreements as another Party shall reasonably request to accomplish the purpose of this Agreement or to assure to the other Party the benefits of this Agreement (except that this covenant shall not apply to a Consenting Noteholder whose 8% Notes are managed by its Investment Advisor).

11.	Public Disclosure

(a)
No press release or other public disclosure concerning the transactions contemplated herein shall be made by the Companies without the prior consent of the Ad Hoc Committee (such consent not to be unreasonably withheld) except as, and only to the extent that, the disclosure is required by applicable law or by any stock exchange rules on which its securities or those of any of its affiliates are traded, by any other regulatory authority having jurisdiction over the Companies, or by any court of competent jurisdiction; provided, however, that the Companies shall provide the Ad Hoc Committee with a copy of such disclosure in advance of any release and an opportunity to consult with the Companies as to the contents and to provide comments thereon; and provided further that the Companies shall, after providing the Ad Hoc Committee with copies of the press release or other public disclosure (and all related documents) in advance and an opportunity to consult with the Companies as to the contents and permitting the Ad Hoc Committee to provide comments thereon to the Companies, make prompt disclosure of the material terms of this Agreement.  Notwithstanding the foregoing and subject to Section 12, no information with respect to each of the Consenting Noteholder’s specific ownership of 8% Notes, the principal amount of 8% Notes held by a Consenting Noteholder or the identity of any individual Consenting Noteholder or its investment advisor shall be disclosed by the Companies, except as may be required by applicable law or by any stock exchange rules on which its securities or those of any of its affiliates are traded, by any other regulatory authority having jurisdiction over the Companies, or by any court of competent jurisdiction; provided, however, that the aggregate amount of 8% Notes held by the Ad Hoc Committee and the Consenting Noteholders may be disclosed.

(b)
Each Consenting Noteholder agrees (or, in the case of a Consenting Noteholder whose 8% Notes are managed by its Investment Advisor, its Investment Advisor agrees) that, except as otherwise specified in this Agreement or in a confidentiality agreement binding upon the Consenting Noteholder (or, in the case of a Consenting Noteholder whose 8% Notes are managed by its Investment Advisor, binding upon its Investment Advisor) and one or more of the Companies, prior to making any public announcement or statement or issuing any press release or any other public disclosure concerning the transactions contemplated herein or any negotiations, terms or other facts with respect thereto, it shall, to the extent practicable under the circumstances, provide Canwest Global with a copy of such disclosure in advance of any release and an opportunity to consult with the Ad Hoc Committee as to the contents and to provide comments thereon; provided, however, that each of the Companies acknowledges and agrees that whether or not any revisions to the disclosure will be made as a result of such comments will be determined solely by the Consenting Noteholder (or, if applicable, the Investment Advisor).

12.	Confidentiality

The Companies agree, on their own behalf and on behalf of their Representatives, to maintain the confidentiality of the identity of the Consenting Noteholders and the confidentiality of this Agreement and the contents thereof; provided, however, that such information may be disclosed: (a) to the Companies’ respective directors, trustees, executives, officers, auditors, and employees and financial and legal advisors or other agents (collectively referred to herein as the “Representatives” and individually as a “Representative”) provided further that each such

Representative is informed of this confidentiality provision and agrees to abide by thisconfidentiality provision; and (b) to Persons in response to, and to the extent required by, (i) any subpoena, or other legal process, including, without limitation, by the Ontario Superior Court of Justice (the “Court”) or applicable rules, regulations or procedures of the Court, (ii) any Governmental Entity, or (iii) applicable law.  If the Companies or their Representatives receive a subpoena or other legal process as referred to above in connection with this Agreement or the Plan, the Companies shall provide the relevant Consenting Noteholder with prompt written notice of any such request or requirement, to the extent permissible and practicable under the circumstances, so that the relevant Consenting Noteholder may (at the Companies’ expense) seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement. Notwithstanding the provisions in this Section 12: (x) the Companies may disclose the identity of a Consenting Noteholder in any action to enforce this Agreement against such Consenting Noteholder (and only to the extent necessary to enforce this Agreement against such Consenting Noteholder); (y) the Companies may disclose, to the extent consented to in writing by a Consenting Noteholder (or by the Consenting Noteholder’s duly authorised advisor), such Consenting Noteholder’s identity; and (z) the Companies may disclose that a majority in principal amount of holders of the 8% Notes have agreed to consent to the Supplemental Indenture and the transactions related thereto.

13.	Miscellaneous

(a)
Notwithstanding anything herein to the contrary, this Agreement applies only to the 8% Notes disclosed to FTI  and to the Consenting Noteholders solely with respect to their legal and beneficial ownership of, or their investment and voting discretion of, the 8% Notes disclosed to FTI (and not, for greater certainty, any other securities, loans or obligations that may be held, acquired or sold by the Consenting Noteholders, including any 8% Notes acquired after the date of this Agreement which have not been disclosed to FTI).

(b)
The headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

(c)	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

(d)	Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of Canada.

(e)
This Agreement (including the schedules attached to this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof.

(f)
The agreements, representations and obligations of the Companies under this Agreement are, in all respects, joint and several.  The Companies acknowledge and agree that any waiver or consent that the Consenting Noteholders may make on or after the date hereof has been made by the Consenting Noteholders in reliance upon, and in consideration for, the covenants, agreements, representations and warranties of the Companies hereunder.

(g)
The agreements, representations and obligations of the Consenting Noteholders under this Agreement are, in all respects, several (as to the percentage of the outstanding 8% Notes held by a Consenting Noteholder) and not joint and several.  Each Consenting Noteholder acknowledges and agrees that any waiver or consent that the Companies may make on or after the date hereof has been made by the Companies in reliance upon, and in consideration for, the covenants, agreements, representations and warranties of such Consenting Noteholder hereunder.

(h)
Any person signing this Agreement in a representative capacity (i) represents and warrants that he/she is authorized to sign this Agreement on behalf of the Party he/she represents and that his/her signature upon this Agreement will bind the represented Party to the terms hereof, and (ii) acknowledges that the other Parties hereto have relied upon such representation and warranty.

(i)
For the purposes of this Agreement, any matter requiring the consent or approval of the Ad Hoc Committee shall require (a) the unanimous consent or approval of members of the Ad Hoc Committee, or (b) if the Ad Hoc Committee has not unanimously consented to or approved the particular matter, then the consent or approval of Consenting Noteholders representing at least two-thirds of the aggregate principal amount of 8% Notes held by all Consenting Noteholders.  The Companies shall rely on written confirmation from the counsel to the Ad Hoc Committee that the Ad Hoc Committee has consented to or approved the particular matter, as required pursuant to this Agreement.

(j)
Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of 8% Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or under any documents related thereto, or have directed the taking of any action provided herein or in any of the documents related thereto to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of 8% Notes then outstanding, 8% Notes directly or indirectly owned by any of the Companies or their Affiliates shall be deemed not to be outstanding.

(k)
This Agreement may be modified, amended or supplemented as to any matter by an instrument in writing signed by the Companies and Consenting Noteholders representing at least two-thirds of the aggregate principal amount of 8% Notes held by all Consenting Noteholders; provided however, that any Objecting Noteholder that has objected in writing to any material modification, amendment or supplement that becomes effective pursuant to this Section 13(k) without their consent may terminate its obligations under this Agreement upon five Business Days’ written notice to the other Parties to this Agreement, and if so terminated such Objecting Noteholder shall cease to be a Consenting Noteholder from and after such date.

(l)
Any date, time or period referred to in this Agreement shall be of the essence, except to the extent to which the Parties agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

(m)
All notices and other communications which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile transmission, in each case addressed to the particular Party:

(i)	If to the Companies, at:

Canwest Media Inc.
31st Floor
Canwest Global Place
201 Portage Ave
Winnipeg, Manitoba R3B 3L7

Attention:                     General Counsel
Facsimile:                      204-947-9841

With a required copy by email or fax (which shall not be deemed notice) to:

Osler, Hoskin & Harcourt LLP
Box 50
1 First Canadian Place
Toronto, Ontario M5X 1B8

Attention:                      Edward Sellers
Email:                              esellers@osler.com
Facsimile:                       416-862-6666

(ii)	If to the Consenting Noteholders or the Investment Advisor, at the address set forth for each Consenting Noteholder or Investment Advisor at the address shown for it beside its signature.

With a required copy by email or fax (which shall not be deemed notice) to:

Goodmans LLP
250 Yonge Street
Suite 250
Toronto, Ontario M5B 2M6

Attention:                      Robert Chadwick
Email:                              rchadwick@goodmans.ca
Facsimile:                       416-979-1234

or at such other address of which any Party may, from time to time, advise the other Parties by notice in writing given in accordance with the foregoing.  The date of receipt of any such notice shall be deemed to be the date of delivery or transmission thereof.

(n)
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(o)
This Agreement shall be binding upon and enure to the benefit of the Parties hereto and each of their respective successors, assigns, heirs and personal representatives, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties hereto, except that a Consenting Noteholder is permitted to assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement as set forth in Section 7(c).

(p)
This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to principles of conflicts of law.  Each Party submits to the jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Agreement.

(q)
The Parties waive any right to trial by jury in any proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, present or future, and whether sounding in contract, tort or otherwise. Any Party may file a copy of this provision with any court as written evidence of the knowing, voluntary and bargained for agreement between the Parties irrevocably to waive trial by jury, and that any proceeding whatsoever between them relating to this Agreement or any of the transactions contemplated by this Agreement shall instead be tried by a judge or judges sitting without a jury.

(r)
It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach including, without limitation, an order of the Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

(s)
All rights, powers, and remedies provided under this Agreement or otherwise in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

(t)	Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.

(u)
This Agreement may be signed in counterparts, each of which, when taken together, shall be deemed an original.  Execution of this Agreement is effective if a signature is delivered by facsimile transmission or electronic (e.g., pdf) transmission.

[Remainder of this page intentionally left blank; next page is signature page]

SCHEDULE “A“

CMI SUBSIDIARIES

30109, LLC
4501063 Canada Inc.
4501071 Canada Inc.
Canwest Finance Inc./Financière Canwest Inc.
Canwest Global Broadcasting Inc./Radiodiffusion Canwest Global Inc.
Canwest International Communications Inc.
Canwest International Distribution Limited
Canwest International Management Inc.
Canwest Ireland Nominee Limited
Canwest Irish Holdings (Barbados) Inc.
Canwest Mediaworks Ireland Holdings
Canwest Media Inc., as general partner of The National Post Company/La Publication National Post
Canwest Mediaworks (US) Holdings Corp.
Canwest Mediaworks Turkish Holdings (Netherlands) B.V.
Canwest Television GP Inc.
Canwest Television Limited Partnership, as general partner of Fox Sports World Canada Partnership, by its general partner, Canwest Television GP Inc.
CGS Debenture Holding (Netherlands) B.V.
CGS International Holdings (Netherlands) B.V.
CGS NZ Radio Shareholding (Netherlands) B.V.
CGS Shareholding (Netherlands) B.V.
Fox Sports World Canada Partnership
Fox Sports World Canada Holdco Inc.
Fox Sports World Canada Holdco Inc., as general partner on behalf of Fox Sports World Canada Partnership
Global Centre Inc.
MBS Productions Inc.
Multisound Publishers Ltd.
National Post Holdings Ltd.
National Post Holdings Ltd., as general partner on behalf of The National Post Company/La Publication National Post
The National Post Company/ La Publication National Post
Western Communications Inc.
Yellow Card Productions Inc.

SCHEDULE “B”

FORM OF CONSENT

See attached.

Canwest Media Inc.

Solicitation of Consents Relating to the Following Debt Securities

Debt Securities	Principal Amount Outstanding	CUSIP Number
8.00% Senior Subordinated Notes due 2012	U.S.$761,054,211	885797AB6

CONSENT FORM

For Consent to the Proposed Amendments
Pursuant to the Consent Solicitation Statement, dated September 24, 2009

The completed Consent Form should be sent to the Information and Tabulation Agent, as follows:
By Facsimile Transmission:	By Courier, Hand Delivery, or Mail, First Class Postage Prepaid:
(For Eligible Institutions only): Global Bondholder Services Corporation +1 (212) 430 3775 Confirmation: +1 (212) 430-3774	Global Bondholder Services Corporation 65 Broadway – Suite 723 New York, NY 10006 +1 (212) 430-3774

The Consent Solicitation expires at 5:00 p.m., New York City time, on September 30, 2009, unless otherwise extended.  Consents may be revoked on the terms and conditions set forth in the Consent Solicitation Statement.

The Consent Solicitation is made by Canwest Media Inc. (“Canwest”) only to Holders (as defined below) as of the Record Date (as defined below) of its 8.00% Senior Subordinated Notes due 2012 (the “Notes”), which are unconditionally guaranteed by the Guarantors named in the Indenture (the “Guarantors”), as described in the accompanying Consent Solicitation Statement dated September 24, 2009, as may be amended or supplemented from time to time (the “Consent Solicitation Statement”).  The term “Record Date” as used herein means 5:00 p.m., New York City time, on September 23, 2009, and the term “Holder” means each person shown on the record of the registrar for the Notes as a holder on the Record Date.

Capitalized terms used but not defined herein have the meanings given to them in the Consent Solicitation Statement.

Holders of the Notes who wish to consent must deliver their properly completed and executed Consent Form by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission (with an original to be delivered subsequently) to the Information and Tabulation Agent (not to Canwest, the Guarantors or the Trustee) at its address or facsimile number set forth above in accordance with the instructions set forth herein and in the Consent Solicitation Statement.  However, Canwest reserves the right to accept any consent received by it, the Guarantors or the Trustee.  Under no circumstances should any person tender or deliver Notes to Canwest, the Guarantors, the Trustee or the Information and Tabulation Agent at any time.

Only Holders are eligible to consent to the Proposed Amendments.  Any beneficial owner of the Notes who is not a Holder of such Notes must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.  For purposes of the Consent Solicitation, The Depository Trust Company (“DTC”) has authorized DTC participants (“Participants”) set forth in the position listing of DTC as of the Record Date to execute Consent Forms as if they were Holders of the Notes held of record in the name of DTC or the name of its nominee.  Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants. Canwest reserves the right to establish from time to time any new date as a Record Date with respect to a Consent Solicitation and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.

2

CONSENT

By execution hereof, the undersigned acknowledges receipt of the Consent Solicitation Statement and that the terms and conditions of the Consent Solicitation Statement shall be incorporated in, and form part of, this Consent Form which shall be read and construed accordingly.  The effectiveness of the Proposed Amendments is subject to the conditions set forth in the Consent Solicitation Statement.

The undersigned hereby represents and warrants that (i) the undersigned is a Holder of the Notes indicated in the Signature Annex and has full power and authority to take the action indicated below in respect of such Notes; and (ii) in evaluating the Consent Solicitation, the undersigned has made its own independent appraisal and is not relying on any statement, representation or warranty, express or implied, made by the Trustee or Information and Tabulation Agent not contained in the Consent Solicitation Statement or this Consent Form.  The undersigned will, upon request, execute and deliver any additional documents deemed by Canwest to be necessary or desirable to perfect the undersigned’s consent.

In addition, the undersigned acknowledges that (i) the instructions that are in the Consent Solicitation Statement include instructions as to completing this Consent Form; (ii) the undersigned must comply with the provisions of this Consent Form, and complete the information required herein, to validly consent to the Proposed Amendments; (iii) a Consent Form delivered pursuant to any of the procedures described under the heading “The Consent Solicitation ― Procedures for Consenting” of the Consent Solicitation Statement will constitute a binding agreement between the undersigned and Canwest, subject to the terms and conditions of the Consent Solicitation Statement; and (iv) the undersigned may revoke a consent it grants hereby only in accordance with the procedures set forth in the Consent Solicitation Statement.

The effectiveness of the Proposed Amendments is conditioned on, among other things, there being received (and not revoked), on or prior to the Expiration Date (as defined below), the Requisite Consents to the Proposed Amendments and the execution of the Supplemental Indenture by Canwest, the Guarantors and the Trustee.

Please indicate by marking the appropriate box below whether you wish to (i) consent to the Proposed Amendments or (ii) not consent to the Proposed Amendments.  The undersigned understands that if no box is checked, but this Consent Form is executed and delivered to the Information and Tabulation Agent, the undersigned will be deemed to have consented to the Proposed Amendments.

CONSENT ☐	DO NOT CONSENT ☐

Unless otherwise specified in the table below, this Consent Form relates to the total principal amount of the Notes held of record by the undersigned at the close of business on the Record Date.  If this Consent Form relates to less than the total principal amount of the Notes so held, the undersigned has listed on the table below the serial numbers (with respect to the Notes not held by depositaries) and principal amount of the Notes for which consent is given.  If the space provided below is inadequate, list the certificate numbers and aggregate principal amounts on a separate signed schedule and affix the list to this Consent Form.

The undersigned authorizes the Information and Tabulation Agent to deliver this Consent Form and any proxy delivered in connection herewith to Canwest and the Trustee as evidence of the undersigned’s actions with respect to the Proposed Amendments.

3

DESCRIPTION OF THE NOTES AS TO WHICH CONSENTS ARE GIVEN 8.00% Senior Subordinated Notes due 2012 (CUSIP No. 885797AB6)
Name and Address of Holder	Certificate Number(s)*	Aggregate Principal Amount of Note(s)**	Principal Amount With Respect to Which Consents are Given**

Total: Principal Amount Consenting U.S.$___________________
*Need not be completed by Holders whose Notes are held of record by depositories.
**Unless otherwise indicated in the column labeled “Principal Amount With Respect to Which Consents Are Given,” the Holder will be deemed to have consented in respect of the entire aggregate principal amount indicated in the column labeled “Aggregate Principal Amount of Note(s).”

4

IMPORTANT - READ CAREFULLY

If this Consent Form is executed by the Holder, it must be executed in exactly the same manner as the name of the Holder appears on the Notes.  An authorized DTC Participant must execute this Consent Form exactly as its name appears on DTC’s position listing as of the Record Date.  If the Notes are held of record by two or more joint Holders, all such Holders must sign the Consent Form.  If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Canwest of such person’s authority to so act.  If the Notes are registered in different names, separate Consent Forms must be executed covering each form of registration.  If a Consent Form is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to Canwest to vote the Notes on behalf of the Holder.

SIGN HERE

Signature(s) of Holder(s)
Date:
Name(s):

(Please Print)
Capacity (full title):
Address:
(Include Zip Code)
Area Code and Telephone No.:
Tax Identification or Social Security No.:
GUARANTEE OF SIGNATURE(S) (If required, see instructions 5 and 6 below)
Authorized Signature:
Name and Title:
(Please Print)
Date:
Name of Firm:

5

INSTRUCTIONS FOR CONSENTING HOLDERS FORMING PART

OF THE TERMS AND CONDITIONS OF THE CONSENT SOLICITATION

1.  Delivery of this Consent Form.  Subject to the terms and conditions set forth herein and in the Consent Solicitation Statement, a properly completed and duly executed copy of this Consent Form and any other documents required by this Consent Form must be received by the Information and Tabulation Agent at its address or facsimile number set forth on the cover hereof on or prior to the Expiration Date (provided that the executed original of each document sent by facsimile transmission on or prior to the Expiration Date must be received by the Information and Tabulation Agent at its address prior to 5:00 p.m., New York City time, on the third business day following the Expiration Date).  The method of delivery of this Consent Form and all other required documents to the Information and Tabulation Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Information and Tabulation Agent.  In all cases, sufficient time should be allowed to assure timely delivery.  No Consent Form should be sent to any person other than the Information and Tabulation Agent.

Any beneficial owner of Notes who is not a Holder of such Notes must arrange with the person who is the Holder (e.g., held in the name of DTC or the beneficial owner’s broker, dealer, commercial bank, trust company or other nominee institution) or such Holder’s assignee or nominee to execute and deliver this Consent Form on behalf of such beneficial owner.

2.  Expiration Date.  The Consent Solicitation expires at 5:00 p.m., New York City time, on September 30, 2009, unless Canwest, in its sole discretion, extends the period during which a Consent Solicitation is open, in which case the term “Expiration Date” shall mean, with respect to the Consent Solicitation as so extended, the latest date and time to which such Consent Solicitation is extended.  In order to extend the Expiration Date, Canwest will notify the Information and Tabulation Agent in writing or orally of any extension and will make a public announcement thereof by press release, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.  Canwest may extend the Consent Solicitation on a daily basis or for such specified period of time as it determines in its sole discretion.  Failure by any Holder or beneficial owner of the Notes to be so notified will not affect the extension of a Consent Solicitation.

3.  Questions Regarding Validity, Form, Legality, etc.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by Canwest whose determinations will be binding.  Canwest reserves the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of Canwest’s counsel, be unlawful.  Canwest also reserves the right to waive any irregularities in connection with deliveries which Canwest may require to be cured within such time as Canwest determines.  None of Canwest, the Guarantors, the Trustee, the Information and Tabulation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification.  Deliveries of Consent Forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived.  Canwest’s interpretation of the terms and conditions of the Consent Solicitation (including this Consent Form and the accompanying Consent Solicitation Statement and the instructions hereto and thereto) will be binding on all parties.

4.  Holders Entitled to Consent.  Only a Holder as defined herein (or its representative or attorney-in-fact) or another person who has complied with the procedures set forth below may execute and deliver a Consent Form.  Any beneficial owner or registered holder of the Notes who is not the Holder thereof (e.g., held in the name of DTC or the beneficial owner’s broker, dealer, commercial bank, trust company or other nominee institution) must arrange with such Holder(s) or such Holder’s assignee or nominee to execute and deliver this Consent Form to the Information and Tabulation Agent on behalf of such beneficial owner.  For purposes of the Consent Solicitation, the term “Holder” shall be deemed to include DTC Participants through which a beneficial owner’s Notes may be held of record as of the Record Date in DTC.  A consent by a Holder is a continuing consent notwithstanding that ownership of a Note has been transferred subsequent to the Record Date, unless the Holder timely revokes the prior consent in accordance with the procedures set forth herein and in the Consent Solicitation Statement.

5.  Signatures on this Consent Form.  If this Consent Form is signed by the Holder(s) of the Notes with respect to which this consent is given, the signature(s) of such Holder(s) must correspond with the name(s) as contained on the books of the register maintained by the Trustee or as set forth in DTC’s position listing without alteration, enlargement or any change whatsoever.

6

If any of the Notes with respect to which this consent is given were held of record on the Record Date by two or more joint Holders, all such Holders must sign this Consent Form.  If any Notes with respect to which this consent is given have different Holders, it will be necessary to complete, sign and submit as many separate copies of this Consent Form and any necessary accompanying documents as there are different Holders.

If this Consent Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should indicate such fact when signing, and, unless waived by Canwest, evidence satisfactory to Canwest of their authority to so act must be submitted with this Consent Form.

6.  Signature Guarantees.  All signatures on this Consent Form must be guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, including (as such terms are defined therein):  (a) a bank; (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings institution that is a participant in a Securities Transfer Association recognized program (each an “Eligible Institution”).  However, signatures need not be guaranteed if this Consent is given by or for the account of an Eligible Institution.  If the Holder of the Notes is a person other than the signer of this Consent Form, see Instruction 5.

7.  Revocation of Consent.  Any Holder of the Notes as to which a consent has been given may revoke such consent as to such Notes or any portion of such Notes (in integral multiples of $l,000) by delivering a written notice of revocation or a changed Consent Form bearing a date later than the date of the prior Consent Form with the Information and Tabulation Agent at any time prior to the earlier of (i) the execution of the Supplemental Indenture by Canwest, the Guarantors and the Trustee (which may occur prior to the Expiration Date) and (ii) the Expiration Date.  Any notice of revocation received after the Supplemental Indenture is executed by Canwest, the Guarantors and the Trustee will not be effective, even if received prior to the Expiration Date.  The transfer of the Notes after the Record Date will not have the effect of revoking any consent theretofore validly given by a Holder of such Notes, and each properly completed and executed Consent Form will be counted notwithstanding any transfer of the Notes to which such consent relates, unless the procedure for revoking consents described below has been complied with.

To be effective, a notice of revocation must be in writing, must contain the name of the Holder and the aggregate principal amount of the Notes to which it relates and must be (a) signed in the same manner as the original Consent Form or (b) accompanied by a duly executed proxy or other authorization (in form satisfactory to Canwest).  Revocation of consents must be sent to the Information and Tabulation Agent at its address set forth in this Consent Form.

To be effective, the revocation must be executed by the Holder of such Notes in the same manner as the name of such Holder appears on the books of the register maintained by the Trustee or as set forth in DTC’s position listing without alteration, enlargement or any change whatsoever.  If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must indicate such fact when signing and must submit with the revocation appropriate evidence of authority to execute the revocation.  A revocation of the consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of this Consent Form and the Consent Solicitation Statement.  Only a Holder of the Notes is entitled to revoke a consent previously given.  A beneficial owner of the Notes must arrange with the Holder to execute and deliver on its behalf a revocation of any consent already given with respect to such Notes.  A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant Holder if the subsequent transferee is to have revocation rights with respect to the relevant consent to the Proposed Amendments.  A purported notice of revocation that is not received by the Information and Tabulation Agent in a timely fashion and accepted by Canwest as a valid revocation will not be effective to revoke a consent previously given.

A revocation of a consent may only be rescinded by the delivery of a written notice of revocation or the execution and delivery of a new Consent Form.  A Holder who has delivered a revocation may thereafter deliver a new Consent Form by following one of the described procedures at any time prior to the Expiration Date.

Prior to the earlier of (i) the execution of the Supplemental Indenture by Canwest, the Guarantors and the Trustee (which may occur prior to the Expiration Date) or (ii) the Expiration Date, Canwest intends to consult with the Information and Tabulation Agent to determine whether the Information and Tabulation Agent has received any revocations of consents.  Canwest reserves the right to contest the validity of any such revocations.

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8.  Waiver of Conditions.  Canwest reserves the absolute right, subject to applicable law, to amend, waive or modify the terms and conditions of the Consent Solicitation.

9.  Requests for Assistance and Additional Copies.  Requests for assistance in completing and delivering this Consent Form or for additional copies of the Consent Solicitation Statement, this Consent Form or other related documents should be directed to the Information and Tabulation Agent:

Global Bondholder Services Corporation
65 Broadway – Suite 723
New York, NY 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free (866) 873-6300

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CONSENT SOLICITATION STATEMENT

Canwest Media Inc.

Solicitation of Consents Relating to the Following Debt Securities

Debt Securities	Principal Amount Outstanding	CUSIP Number
8.00% Senior Subordinated Notes due 2012	U.S.$761,054,211	885797AB6

Subject to the terms and conditions set forth in this Consent Solicitation Statement, Canwest Media Inc., a corporation continued under the laws of Canada (“Canwest”), hereby solicits consents (the “Consent Solicitation”) of Holders (as defined below) as of the Record Date (as defined below) of its 8.00% Senior Subordinated Notes due 2012 (the “Notes”), which are unconditionally guaranteed by the Guarantors (as defined below), to amendments (the “Proposed Amendments”) of provisions of the indenture dated as of November 18, 2004 and supplemented and amended from time to time (as supplemented and amended, the “Indenture”) among Canwest, as successor issuer, the Guarantors named therein (the “Guarantors”), and The Bank of New York Mellon, as trustee (the “Trustee”), pursuant to which the Notes were issued.  In this Consent Solicitation Statement, the term “Record Date” means 5:00 p.m., New York City time, on September 23, 2009, and the term “Holder” means each person shown on the records of the registrar for the Notes as a holder on the Record Date.  The principal amount of the Notes outstanding on the Record Date was U.S.$761,054,211.

The purpose of the Consent Solicitation is to obtain the valid and unrevoked consents from Holders representing more than 50% in aggregate unpaid principal amount of Notes outstanding as of the Record Date (the “Requisite Consents”) to: (i) amend certain definitions contained in Section 1.01 of the Indenture and to add new definitions to Section 1.01 of the Indenture; (ii) add a new Section 4.29 to the Indenture, which shall provide that the net proceeds from Canwest Media Ireland Holdings’ (“CMIH”) sale (the “TEN Sale”) of shares of the common stock of TEN Network Holdings Limited (“TEN”) shall be applied as follows: (a) CMIH will loan approximately C$190 million (the actual amount of the secured interest bearing promissory note will be determined by reference to  the Bank of Canada’s noon buying rate for U.S. dollars in effect on the date of the loan) to Canwest, as evidenced by a secured interest bearing promissory note, the proceeds of which loan will be applied as follows: (x) to pay U.S.$93,958,973.68 (plus accrued interest to the date of the loan) to the holders of the 12% senior secured notes (the “12% Notes”) issued by Canwest and Canwest Television Limited Partnership (“CTLP”) pursuant to the Note Purchase Agreement dated May 20, 2009, as amended, restated, replaced or otherwise modified from time to time; and (y) to pay C$85 million to Canwest to fund general liquidity and operating costs of Canwest and CTLP; and (b) CMIH will loan the balance of the net proceeds to Canwest, as evidenced by an unsecured promissory note, and such balance will be deposited  with the Trustee in a cash collateral account pursuant to the cash deposit agreement between Canwest and the Trustee (the “Cash Deposit Agreement”), substantially in the form of Exhibit A hereto; (iii) amend Section 5.01 of the Indenture to add a paragraph providing that Section 5.01 shall not be applicable to the TEN Sale and that Canwest or any Guarantor may consolidate, amalgamate or merge with or into any direct or indirect subsidiary of Canwest, so long as Canwest or such Guarantor, as the case may be, is the continuing person, or the person formed by such consolidation or amalgamation or into which Canwest or such Guarantor, as the case may be, is merged; (iv) amend Section 6.01 of the Indenture to add the following as additional events of default: failure by Canwest to direct the application of the net proceeds from the TEN Sale in accordance with Section 4.29 of the Indenture (as a new clause (9)); and an event of default under the use of cash collateral and consent agreement dated September 23, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Use of Cash Collateral and Consent Agreement”) among, inter alia, Canwest, Canwest Global Communications Corp. (“Canwest Global”), CTLP and certain beneficial Holders of the Notes that directly or indirectly own or control more than 50% of the aggregate principal amount of the Notes (those Holders are collectively referred to herein as the “Consenting Noteholders”) that is declared by the requisite number of Consenting Holders (as a new clause (10)); (v) amend Section 6.02 to delete the five business days’ prior notice requirement for an acceleration to be effective under the Indenture; (vi) amend Section 11.10 and Exhibit F of the Indenture to amend the subrogation language; and (vii) add a new Exhibit H to the Indenture, which shall contain the form of the Cash Deposit Agreement.  For a description of the Proposed Amendments, see “The Proposed Amendments.”

THE CONSENT SOLICITATION EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 30, 2009, UNLESS OTHERWISE EXTENDED (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, BEING CALLED THE “EXPIRATION DATE”).  CONSENTS MAY BE REVOKED ON THE TERMS AND CONDITIONS SET FORTH HEREIN.  SEE “THE CONSENT SOLICITATION—REVOCATION OF CONSENTS.”
________________________
September 24, 2009

Holders are requested to read and carefully consider the information contained herein and to give their consent to the Proposed Amendments by properly completing and executing the accompanying Consent Form in accordance with the instructions set forth herein and therein.  No fee is being offered or will otherwise be payable to the Holders in connection with the Consent Solicitation.

The Proposed Amendment will become effective only upon (i) receipt by the Information and Tabulation Agent (as described under “Information and Tabulation Agent”) of the Requisite Consents, such consents not being revoked and (ii) execution and delivery by Canwest and the Trustee of an amendment to the Indenture embodying the Proposed Amendments (the “Supplemental Indenture”).

The distribution of this Consent Solicitation Statement may be restricted by law in some jurisdictions.  Each Holder who comes into possession of this Consent Solicitation Statement must inform themselves about and comply with all applicable laws and regulations in force in any jurisdiction in which it holds the Notes and must obtain consent, approval or permission required of it to be able to consent under the laws and regulations in force in any jurisdiction to which it is subject or in which it holds Notes.  Canwest does not have any responsibility to obtain such consents, approvals or permission.

No consent will be deemed to have been accepted until the Supplemental Indenture is executed by Canwest and the Trustee, and all applicable conditions have been satisfied.  If the Supplemental Indenture is so executed, the Proposed Amendments will be binding upon all Holders, whether or not such Holders have delivered their Consent Form.  Consents may be revoked in accordance with the procedure set forth herein and in the Consent Form at any time prior to, but will become irrevocable upon the earlier of (i) the execution and delivery of the Supplemental Indenture by Canwest and the Trustee giving effect to the Proposed Amendments (which may occur prior to the Expiration Date) or (ii) the Expiration Date.

Canwest expressly reserves the right, in its sole discretion and regardless of whether any of the conditions described under “The Consent Solicitation–Conditions to the Consent Solicitation” have been satisfied, subject to applicable law, at any time prior to the effectiveness of the Proposed Amendments to (i) terminate the Consent Solicitation for any reason, (ii) waive any of the conditions of the Consent Solicitation, (iii) extend the Expiration Date or (iv) amend the terms of the Consent Solicitation.  See “The Consent Solicitation—Expiration Date; Extensions; Amendment.”

Only Holders are eligible to consent to the Proposed Amendments.  Any beneficial owner of the Notes who is not a Holder of such Notes must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.  For purposes of the Consent Solicitation, The Depository Trust Company (“DTC”) has authorized DTC participants (“Participants”) set forth in the position listing of DTC as of the Record Date to execute Consent Forms as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee.  Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.

The transfer of Notes after the Record Date will not have the effect of revoking any consent theretofore validly given by a Holder, and each properly completed and executed Consent Form will be counted notwithstanding any transfer of the Notes to which such Consent Form relates, unless the procedure for revoking consents described herein and in the Consent Form has been complied with.

Holders who wish to consent must deliver their properly completed and executed Consent Form to the Information and Tabulation Agent at the address set forth on the back cover page of this Consent Solicitation Statement and in the Consent Form in accordance with the instructions set forth herein and therein.  Consents should not be delivered to Canwest, the Guarantors or the Trustee.  However, Canwest reserves the right to accept any consent received by Canwest, the Guarantors or the Trustee.  Under no circumstances should any person tender or deliver Notes to Canwest, the Guarantors, the Trustee or the Information and Tabulation Agent at any time.

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No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying Consent Form and other materials, and, if given or made, such information or representations must not be relied upon as having been authorized by Canwest, the Guarantors, the Trustee, the Information and Tabulation Agent or any other person.  The statements made in this Consent Solicitation Statement are made as of the date hereof, and the delivery of this Consent Solicitation Statement and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.  The Information and Tabulation Agent has not independently verified and does not make any representation or warranty, express or implied, or assume any responsibility, as to the accuracy or adequacy of the information contained herein.

Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice.  Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning this solicitation.

Terms used in this document that are not otherwise defined herein have the meanings set forth in the Indenture.

Please handle this matter through your bank or broker. Requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Consent Solicitation Statement, the Consent Form or other related documents should be directed to the Information and Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

AVAILABLE INFORMATION

Canwest is currently subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the U.S. Securities and Exchange Commission (the “SEC”).  The SEC maintains a web site (http://www.sec.gov) that contains periodic and annual reports, proxy and information statements and other information regarding registrants which file electronically with the SEC.  Our reports may also be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.W., Washington, DC 20549. Please call the SEC at 1–800–SEC–0330 for further information on the Public Reference Room and copy charges.

CANWEST MEDIA INC.

Canwest is an international media company with interests in broadcast television, publishing, radio, specialty television channels, out-of-home advertising and online operations in Canada, Australia, New Zealand, Indonesia, Singapore, the United Kingdom and the United States. Canwest is a wholly owned subsidiary of Canwest Global Communications Corp.

Canwest is continued under the laws of Canada.  Its registered office and corporate head office is located at Canwest Place, 31st Floor, 201 Portage Avenue, Winnipeg, Manitoba, Canada R3B 3L7.

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PURPOSE OF THE CONSENT SOLICITATION

Shares of TEN’s common stock held by CMIH will be sold to one or more underwriters pursuant to an underwriting agreement, dated September 23, 2009.  The consummation of this sale is contingent upon certain conditions, including the amendment of the Indenture in accordance with the Proposed Amendments.

For information relating to TEN, as well as information relating to CMIH’s interest in TEN, please see “Lines of Business—Australian Television” and Note 27 to the consolidated financial statements in Canwest’s annual report on Form 20-F filed with the SEC on December 10, 2008, Note 21 to Canwest’s interim consolidated financial statements filed with the SEC on Form 6-K on July 10, 2009, Note 19 to Canwest’s interim consolidated financial statements filed with the SEC on Form 6-K on April 9, 2009 and Note 15 to Canwest’s interim consolidated financial statements filed with the SEC on Form 6-K on January 14, 2009.

The purpose of the Consent Solicitation is to obtain the Requisite Consents of the Holders to the Proposed Amendments to: (i) amend certain definitions contained in Section 1.01 of the Indenture and to add new definitions to Section 1.01 of the Indenture; (ii) add a new Section 4.29 to the Indenture, which shall provide that the net proceeds from the TEN Sale shall be applied as follows: (a) CMIH will loan approximately C$190 million (the actual amount of the secured interest bearing promissory note will be determined by reference to the Bank of Canada’s noon buying rate for U.S. dollars in effect on the date of the loan) to Canwest, as evidenced by a secured interest bearing promissory note, the proceeds of which loan shall be applied as follows: (x) to pay U.S.$93,958,973.68 (plus accrued interest to the date of the loan) to the holders of the 12% Notes; and (y) to pay C$85 million to Canwest to fund general liquidity and operating costs of Canwest and CTLP; and (b)  CMIH will loan the balance of such net proceeds to Canwest, as evidenced by an unsecured promissory note, and such balance will be deposited with the Trustee in a cash collateral account pursuant to the Cash Deposit Agreement; (iii) amend Section 5.01 of the Indenture to add a paragraph providing that Section 5.01 shall not be applicable to the TEN Sale and that Canwest or any Guarantor may consolidate, amalgamate or merge with or into any direct or indirect subsidiary of Canwest, so long as Canwest or such Guarantor, as the case may be, is the continuing person, or the person formed by such consolidation or amalgamation or into which Canwest or such Guarantor, as the case may be, is merged; (iv) amend Section 6.01 of the Indenture to add the following as additional events of default: failure by Canwest to direct the application of the net proceeds from the TEN Sale in accordance with Section 4.29 of the Indenture (as a new clause (9)); and an event of default under the Use of Cash Collateral and Consent Agreement that is declared by the requisite number of Consenting Holders (as a new clause (10)); (v) amend Section 6.02 to delete the five business days’ prior notice requirement for an acceleration to be effective under the Indenture; (vi) amend Section 11.10 and Exhibit F of the Indenture to amend the subrogation language; and (vii) add a new Exhibit H to the Indenture, which shall contain the form of the Cash Deposit Agreement.  A consent to the Proposed Amendments also means that the consenting Holder acknowledges that the execution and delivery of the Supplemental Indenture by Canwest and the Trustee following receipt of the Requisite Consents is sufficient for its entry into effect without execution and delivery thereof by any Guarantor.

On September 23, 2009, Canwest, Canwest Global, CTLP, the Consenting Noteholders and others entered into the Use of Collateral and Consent Agreement, pursuant to which, among other things, the Consenting Noteholders, who are members of the ad hoc committee who directly or indirectly own or control approximately 70% of the aggregate principal amount of the Notes, agreed to consent to the Proposed Amendments.  Accordingly, Canwest expects that the Requisite Consents for the Proposed Amendments will be obtained.

Regardless of whether the Proposed Amendments becomes effective, the Notes will remain outstanding in accordance with all other terms of the Notes and the Indenture.  The changes sought to be effected by the Proposed Amendments will not alter Canwest’s obligation to pay the remaining outstanding principal of or interest on the Notes, alter the interest rate, defaulted interest rate or maturity

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date thereof or alter any other of Canwest’s or the Guarantors’ obligations under the Notes and the Indenture.

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THE PROPOSED AMENDMENTS

Section 8.02 of the Indenture provides that Canwest and any Guarantor and the Trustee may enter into a supplemental indenture amending certain provisions of the Indenture with the written consent of Holders of not less than a majority in aggregate principal amount of the outstanding Notes.  Canwest is therefore soliciting the consents of the Holders for the Proposed Amendments.

Set forth below is a summary of the Proposed Amendments.  This summary does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Supplemental Indenture, the form of which is appended hereto.  Copies of the Indenture are on file with the SEC and are also available from Canwest upon request.

A consent to the Proposed Amendments also means that the consenting Holder acknowledges that the execution and delivery of the Supplemental Indenture by Canwest and the Trustee following receipt of the Requisite Consents is sufficient for its entry into effect without execution and delivery thereof by any Guarantor.

Amendments to Section 1.01

The following new definitions are added to Section 1.01 of the Indenture in alphabetical order:

““CMIH” means Canwest Mediaworks Ireland Holdings, a corporation incorporated under the laws of the Republic of Ireland.

“CMIH Secured Note” means a secured promissory note  in a principal amount equal to the Canadian dollar equivalent of the amounts paid pursuant to Section 4.29(i) of the Indenture issued by the Issuer to CMIH, as may be amended, restated, supplemented or otherwise modified from time to time and as the same may be assigned to CanWest or its Subsidiaries or Affiliates.

“CMIH Unsecured Note” means an unsecured promissory note in a principal amount equal to the Canadian dollar equivalent of the amount deposited with the Trustee pursuant to Section 4.29(ii) of the Indenture issued by the Issuer to CMIH, as may be amended, restated, supplemented or otherwise modified from time to time and as the same may be assigned to CanWest or its Subsidiaries or Affiliates, or otherwise assigned pursuant to the terms of the Use of Cash Collateral and Consent Agreement.

“TEN Sale” means the sale of shares of Capital Stock of TEN by CMIH.

“Use of Cash Collateral and Consent Agreement” means the use of cash collateral and consent agreement dated September 23, 2009, as amended, supplemented, restated or otherwise modified from time to time, among, inter alia, the Issuer, CanWest, Canwest Television Limited Partnership and certain beneficial Holders of the Notes that directly or indirectly own or control more than 50% of the aggregate principal amount of the Notes (those Holders are collectively referred to herein as the “Consenting Noteholders”).”

The definition of “Asset Sale” under the Indenture currently states as follows:

““Asset Sale” means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including by way of merger, consolidation or Sale and Lease-Back Transactions), other than to the Issuer or any of its Wholly Owned Subsidiaries or Restricted Subsidiaries that are also Guarantors, in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, or (b) any Property of the Issuer or of any Restricted Subsidiary; provided that an Asset Sale shall not include: (1) the sale, lease, conveyance, disposition or other transfer of any Property of or Capital Stock issued by

6

CanWest MediaWorks (NZ) Limited or any of its Subsidiaries; (2) a transaction or series of related transactions for which the Issuer and the Restricted Subsidiaries or any of them receive aggregate consideration of less than $5.0 million, (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer or any Restricted Subsidiary as permitted by Sections 4.16 or 5.01, (4) any disposition of any Cash Equivalents, (5) the sale or other disposition of inventory in the ordinary course of business, (6) any sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuer or any Restricted Subsidiary, as the case may be, (7) any sale or discount of receivables in the ordinary course of business on terms customary (when taken as a whole) for transactions of such nature and (8) any transaction consummated in compliance with the covenant described in Section 4.09.”

The definition of “Asset Sale ” under the Indenture is hereby amended by:

(a)           removing the word “and” at the end of clause (7) of such definition;

(b)           replacing the period at the end of clause (8) of such definition with “and”; and

(c)           adding the following new clause (9) to this definition:

“the Ten Sale.”

The definition of “Permitted Indebtedness” under the Indenture currently states as follows:

““Permitted Indebtedness” means

(a)           Indebtedness of the Issuer or any of the Restricted Subsidiaries arising under or in connection with the CMI Credit Facility in an aggregate principal amount outstanding at any time (without duplication) not to exceed $2.2 billion;

(b)           Indebtedness under the Notes (other than Additional Notes) issued on the Issue Date, this Indenture, the Guarantees; the CMI Notes, the guarantees of the CMI Notes, the CMI Senior Subordinated Notes Indenture and the CMI Senior Notes Indenture;

(c)           Indebtedness not covered by any other clause of this definition that is outstanding on the Issue Date reduced by the amount of any mandatory prepayments (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced), permanent reductions or scheduled payments actually made thereunder;

(d)           Indebtedness of the Issuer to any Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor and Indebtedness of any Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor to the Issuer or another Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor, in each case subject to no Lien held by a Person other than the Issuer or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor; provided, however, that:

(i)           if the Issuer is the obligor on such Indebtedness or (2) any Guarantor is the obligor on such Indebtedness, other than if the Indebtedness is owed to the Issuer or another Guarantor, then, in each case, such Indebtedness must be expressly subordinate in right of payment to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Issuer, or the Guarantee of such Guarantor, in the case of a Guarantor;

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(ii)           if as of any date any Person other than the Issuer or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor is owed any such Indebtedness or if as of any date any Person other than the Issuer or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor holds a Lien on any Property of the Issuer or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor in respect of such Indebtedness, such date will be deemed to be the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness; and

(iii)           nothing in this subclause (d) shall be construed to prohibit any transaction, the prohibition of which, by operation of this definition, would violate the “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant in the CMI Senior Subordinated Notes Indenture or the CMI Senior Notes Indenture;

(e)           Purchase Money Indebtedness and Capitalized Lease Obligations which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of consolidated tangible assets of the Issuer and the Restricted. Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination;

(f)           Indebtedness under any letter of credit, bankers’ acceptance or similar credit transaction in an amount not to exceed $10.0 million at any one time outstanding incurred in the ordinary course of business;

(g)           the incurrence by the Issuer or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of the Issuer or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to

(1)           interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and

(2)           currency risk, such Hedging Obligation does not increase the Indebtedness of the Issuer and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(h)           Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount that, together with all Other Indebtedness of such Foreign Restricted Subsidiaries outstanding on the date of such incurrence, does not exceed $25.0 million (or the foreign currency denominated equivalent thereof);

(i)           Indebtedness of the Issuer or. any of the Restricted Subsidiaries represented by surety or performance bonds or similar obligations provided by the Issuer or any such Restricted Subsidiary in the ordinary course of business;

(j)           Indebtedness of the Issuer or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Restricted Subsidiary, other than guarantees of Indebtedness: incurred by any Person acquiring all or any portion of such business, assets. or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

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(k)           Refinancing Indebtedness; and

(l)           additional Indebtedness of the Issuer or any of the Restricted Subsidiaries not to exceed $75.0 million in aggregate principal amount at any one time outstanding.”

The definition of “Permitted Indebtedness” under the Indenture is hereby amended by:

(a)           removing the word “and” at the end of clause (k) of such definition;

(b)           replacing the period at the end of clause (l) of such definition with “; and”; and adding the following new clause (m) to this definition:

“(m) Indebtedness under the CMIH Unsecured Note and the CMIH Secured Note, including guarantees in respect thereof.”

The definition of “Permitted Lien” under the Indenture currently states as follows:

““Permitted Liens” means:

(a)           Liens on Property of, or any shares of Capital Stock of, or otherwise in respect of. Acquired Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person is merged into or amalgamated with the Issuer or any of the Restricted Subsidiaries; provided that such Liens (1) are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or merging into or amalgamating with the Issuer or any of the Restricted Subsidiaries and (2) do not extend to or cover any Property or Capital Stock other than that of such Person at the time such Person becomes a Restricted Subsidiary or is merged into or amalgamated with the Issuer or any of the Restricted Subsidiaries;

(b)           Liens securing Indebtedness under the CMI Credit Facility which Indebtedness is incurred pursuant to clause (a) of the definition of “Permitted Indebtedness”;

(c)           Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so repurchased, redeemed, repaid, retired, defeased or otherwise acquired for value;

(d)           Liens in favor of the Issuer or any of the Restricted Subsidiaries;

(e)           Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture, provided that (1) any such Lien is created-solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with the purchase or construction) of such Property, (2) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (3) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item;

(f)           statutory liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens including, without limitation, those Liens resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers’ compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental and public statutory obligations arising in the ordinary course of business, in each case, which do not secure any Indebtedness and with respect to amounts that are not delinquent for more than 60 days or being

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contested diligently and in-good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(g)           Liens for taxes; rates, assessments or governmental charges or levies that are not delinquent for more than 60 days or are being contested diligently and in good faith by appropriate proceedings if adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(h)           Liens securing Capitalized Lease Obligations permitted to be incurred under clause (e) of the definition of “Permitted Indebtedness”; provided that such Lien does not extend to any Property other than that subject to the applicable underlying lease;

(i)           licenses, permits, reservations, covenants, servitudes, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas or oil pipelines, steam, gas and water mains or electric light and power, or telephone and telegraph or cable television conduits,. poles, wires and cables,. reservations, limitations, provisos and conditions expressed in any original grant from the Crown or other grant of real or immovable property, or any interest therein) and zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, regional, state, municipal and other governmental authorities in respect of real property not interfering, individually or in the aggregate, in any material respect with the use of the affected real property for the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries at such real property;

(j)           undetermined or inchoate encumbrances, rights of distress and charges incidental to current operations that have not at such time been filed or exercised, which relate to obligations not yet delinquent or if delinquent, the validity of which are being contested diligently and in good faith by appropriate proceedings if adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(k)           title defects, encroachments or irregularities in title incurred in the ordinary course of business that are of a minor nature and that individually or in the aggregate do not interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries at such real property;

(l)           the right reserved to or vested in any governmental entity by the terms of any lease, license, franchise, grant or permit acquired by that person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments (provided that such payments are not yet delinquent) as a condition to the continuance thereof so long as same do not individually or in the aggregate interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries at such real property;

(m)           subdivision agreements, site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements that do not, individually or in the aggregate, interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries at such real property;

(n)           the rights of any co-owner, tenant, occupant or licensee under any lease, occupancy agreement or license that do not individually or in the aggregate, interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries at such real property;

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(o)           security given to a public utility or any governmental entity when required by such utility or governmental entity in connection with the operations of that Person in the ordinary course of its business and any inchoate Lien for public utility charges not due as at the Issue Date;

(p)           Liens created by a judgment of a court of competent jurisdiction not resulting in a Default, as long as the judgment is being contested diligently and in, good faith by appropriate proceedings by that Person and in connection with such proceeding there has been secured a subsisting stay of execution pending such proceeding; provided that the aggregate amount of all such judgments (and any cash and the fair market value of any Property subject to such Liens) does not exceed $20.0 million at any time outstanding;

(q)           any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement entered into in the ordinary course of business and permitted under this Indenture;

(r)           hypothecs reserved to landlords in relation to immovable property to the extent only of rental obligations owing under the lease agreement relating to any such immovable property and any unregistered Lien in favor of any lessor, licensor or permitter for rent to become due for other obligations or acts required under any lease permitted under this Indenture;

(s)           Liens and rights of setoff, combination of accounts and recoupments in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and Cash Equivalents in such account;

(t)           Liens securing Hedging Obligations permitted to be incurred under clause (g) of the definition of “Permitted Indebtedness”;

(u)           any unregistered leases to which (i) subsection 70(2) of the Registry Act, R.S.O. 1990 applies (where there is actual possession under a lease that has .a term not exceeding seven years) and (ii) paragraph 4 of subsection 44(1) of the Land Titles Act, R.S.O. 1999 applies (where there is actual possession under a lease that has a teen yet to run of three years or less) or similar statutory provisions of any legal registry statute of any other relevant jurisdiction that, in each case, do not individually or in the aggregate, interfere in any material respect with the use of the property subject thereto for the conduct of the business of the Issuer or any of the Restricted Subsidiaries at such real property;

(v)           Liens existing on the Issue Date disclosed in the Offering Memorandum;

(w)           Liens in favor of the Trustee for its benefit and the benefit of the Holders of the Notes;

(x)           Liens securing Indebtedness of Foreign Restricted Subsidiaries incurred in reliance on clause (h) of the definition of “Permitted Indebtedness”;

(y)           other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $5.0 million in the aggregate at any one time outstanding; and

(z)           any extensions, substitutions, replacements or renewals of the foregoing; provided that the Liens permitted by this clause (z) shall not cover any additional Indebtedness or Property (other than like Property substituted for Property covered by’ such Lien).”

The definition of “Permitted Lien” under the Indenture is hereby amended by:

(a)	removing the word “and” at the end of clause (y) of such definition; and

(b)	adding the following new clause (y.1) to this definition:

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“(m) Liens securing Indebtedness under the CMIH Secured Note, including guarantees in respect thereof, which Indebtedness is incurred pursuant to clause (m) of the definition of “Permitted Indebtedness; and”

Addition of Section 4.29

A new Section 4.29 shall be added to the Indenture and shall state:

“The Issuer shall direct that the proceeds, net of any transaction expenses and underwriting commissions, from the TEN Sale shall be applied as follows:

(i)
CMIH shall loan approximately C$190 million (the actual amount of the secured interest bearing promissory note will be determined by reference to the Bank of Canada’s noon buying rate for U.S. dollars in effect on the date of the loan) to the Issuer, as evidenced by a secured interest bearing promissory note, the proceeds of which loan shall be applied as follows: (x) to pay U.S.$93,958,973.68 (plus accrued interest to the date of the loan) to the holders of the 12% senior secured notes issued by the Issuer and Canwest Television Limited Partnership (“CTLP”) pursuant to the Note Purchase Agreement dated May 20, 2009, as amended, restated, replaced or otherwise modified from time to time; and (y) to pay C$85 million to the Issuer to fund general liquidity and operating costs of the Issuer and CTLP; and

(ii)
CMIH shall loan the balance of such net proceeds to the Issuer, as evidenced by an unsecured promissory note, and such balance will be deposited with the Trustee in a cash collateral account pursuant to the Cash Deposit Agreement between the Issuer and the Trustee substantially in the form of Exhibit H hereto.”

Amendment to Section 5.01

Section 5.01 of the Indenture currently states that “[t]he Issuer shall not and shall not permit any of the Restricted Subsidiaries to (a) consolidate with, amalgamate with, or merge with or into another Person (whether or not the Issuer or such Restricted Subsidiary will be the continuing Person), or (b) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Issuer or its Restricted Subsidiaries (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

(1)           either the Issuer or such Restricted Subsidiary, as the case may be, is the continuing Person, or the Person (if other than the Issuer or such Restricted Subsidiary) formed by such consolidation or amalgamation or into which the Issuer or such Restricted Subsidiary, as the case may be, is merged or to which the assets of the Issuer or such Restricted Subsidiary, as the case may be, are sold, assigned, transferred, leased, conveyed or otherwise disposed of is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof or, in the case of any Restricted Subsidiary, the governing jurisdiction of such Restricted Subsidiary and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Issuer or such Restricted Subsidiary, as the case may be, under this Indenture, the Notes and the Guarantees and the obligations thereunder remain in full force and effect;

(2)           immediately before and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

(3)           immediately after giving effect to such transaction on a pro forma basis the Issuer or such Person will be able to incur at least $1.00 of additional Indebtedness (other than Permitted

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Indebtedness) under Section 4.06, provided that a Person that is a Guarantor on the Issue Date may consolidate, amalgamate or merge into the Issuer or another Person that is a Guarantor on the Issue Date without complying with this clause (3); provided, further, that a Person other than the Issuer may merge into another Person that is not the Issuer without complying with this clause (3) if the Issuer’s Consolidated Leverage Ratio immediately after giving effect to such transaction on a pro forma basis will be lower than its Consolidated Leverage Ratio immediately before giving effect to such transaction.

In connection with any consolidation, amalgamation, merger or transfer of assets contemplated by this provision, the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer of assets and the supplemental indenture in respect thereto comply with this provision (but for the Trustee being reasonably satisfied with the documentation to be entered into or delivered to the Trustee, as the case may be, as stated above) and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.”

The Proposed Amendments would modify Section 5.01 of the Indenture such that it would, immediately following the last sentence of Section 5.01, add the following language:

“Notwithstanding the foregoing, (a) the TEN Sale shall not be subject to the provisions of this Section 5.01; and (b) the Issuer or any Guarantor may consolidate, amalgamate or merge with or into any direct or indirect Wholly Owned Subsidiary of the Issuer, so long as the Issuer or such Guarantor, as the case may be, is the continuing Person, or the Person formed by such consolidation or amalgamation or into which the Issuer or such Guarantor, as the case may be, is merged.”

Amendment to Section 6.01

Section 6.01 of the Indenture currently states that an “Event of Default” occurs if there is a:

(1)           default in payment of any principal of, or premium, if any, on the Notes whether at maturity, upon redemption, required repurchase or otherwise (whether or not such payment is prohibited by Article X);

(2)           default for 30 days in payment when due of any interest on the Notes (whether or not such payment is prohibited by Article X);

(3)           default by the Issuer or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 30 days after written notice from the Trustee as directed in writing by the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Section 4.21 or Section 5.01 that shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)           failure to pay when due principal, interest or premium in an aggregate amount of $20.0 million or more with respect to any Indebtedness of the Issuer or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $20.0 million or more which

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default shall not be cured, waived or postponed pursuant to an agreement with the Holders of such Indebtedness within 60 days after written notice as provided in this Indenture, or such acceleration shall not be rescinded or annulled within 30 days after written notice as provided in this Indenture;

(5)           any final judgment or judgments that can no longer be appealed for the payment of money in excess of $20.0 million, net of any amounts covered by insurance, shall be rendered against the Issuer or any Restricted Subsidiary thereof, and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

(6)           any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than, in any such case, by reason of release of a Guarantor in accordance with the terms of this Indenture);

(7)           the Issuer or any Significant Subsidiary of the Issuer pursuant to or within the meaning of any Bankruptcy Law:

(a)	commences a voluntary insolvency proceeding,

(b)	consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or wind-up,

(c)	consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d)	makes a general assignment for the benefit of its creditors, or

(e)
generally is not paying its debts as they become due, or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a reorganization pursuant to any Bankruptcy Law, shall not constitute an Event of Default under this Section 6.01(7); or

(8)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)	is for relief against the Issuer or any Significant Subsidiary in an involuntary insolvency proceeding,

(b)	appoints a Custodian of the Issuer or any Significant Subsidiary or for all or substantially all of the property of the Issuer or any Restricted Subsidiary, or

(c)	orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days.

The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so.”

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The Proposed Amendments would modify Section 6.01 of the Indenture and the related provisions with respect to Events of Default set forth in the Notes such that they would:

(a)	replace the period at the end of clause (8) with a semi-colon; and

(b)	add the following new clauses (9) and (10) to the first paragraph thereof:

“(9) failure of the Issuer to direct the application of the proceeds, net of any transaction expenses and underwriting commissions, from the TEN Sale, in accordance with Section 4.29 hereof; or

(10)  if there is an “Event of Default” under the Use of Cash Collateral and Consent Agreement declared by the requisite number of Consenting Noteholders (as such term is defined in the Use of Cash Collateral and Consent Agreement).”

Amendment to Section 6.02

Section 6.02 of the Indenture currently states as follows:

“If an Event of Default (other than an Event of Default of the type described in Section 6.01(7) and (8)) shall have occurred and be continuing, then the Trustee may or the Holders as directed in writing by not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and the same (1) shall become immediately due and payable, or (2) if there are any amounts outstanding under the CMI Credit Facility, will become immediately due and payable upon the first to occur of an acceleration under the CMI Credit Facility or five 0business days after receipt by the Issuer and the representative under the CMI Credit Facility of a notice of acceleration; provided, however, that after any such acceleration but before a judgment or decree based upon such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may, in writing, under certain circumstances, rescind and annul such acceleration if (1) all Events of Default, other than non-payment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in this Indenture, (2) to the extent the payment of such interest is lawful, interest on overdue instalments of interest and overdue principal, which has become due otherwise than by reason of such declaration of acceleration, has been paid, (3) if the Issuer has paid the Trustee its compensation due and payable and reimbursed the Trustee for its expenses (including legal fees and expenses), disbursements and advances incurred prior to the date of such rescission and annulment and (4) in the event of the cure or waiver of an Event of Default of the type described in clause (7) or (8) of Section 6.01 of the above Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default of the type described in clause (7) or (8) of Section 6.01 shall occur, the principal, premium, if any, and interest with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holder of the Notes.”

The Proposed Amendments would modify Section 6.02 of the Indenture such that it would delete the words “… upon the first to occur of an acceleration under the CMI Credit Facility or five business days after receipt by the Issuer and the representative under the CMI Credit Facility of a notice of acceleration …” from such Section.

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Amendment to Section 11.10

  Section 11.10 of the Indenture currently states as follows:

“Upon the payment in full of all amounts payable under or in respect of all Senior Indebtedness of a Guarantor, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness of a Guarantor to receive payments and distributions of cash, property and securities of such Guarantor made on such Senior Indebtedness of a Guarantor until all amounts due to be paid under the Guarantee shall be paid in full.  For the purposes of such subrogation, no payments or distributions to holders of Senior Indebtedness of a Guarantor of any cash, property or securities to which Holders would be entitled except for the provisions of this Article XI and no payments over pursuant to the provisions of this Article XI to holders of Senior Indebtedness of a Guarantor by Holders, shall, as among each Guarantor, its creditors other than holders of Senior Indebtedness of a Guarantor and the Holders, be deemed to be a payment or distribution by such Guarantor to or on account of such Senior Indebtedness of a Guarantor.

If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XI shall have been applied, pursuant to the provisions of this Article XI, to the payment of all amounts payable under Senior Indebtedness of a Guarantor, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness of a Guarantor at the time outstanding any payments or distributions received by such holders of Senior Indebtedness of a Guarantor in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness of a Guarantor in full in cash.”

Section 11.10 of the Indenture is hereby amended by adding a paragraph letter “(a)” prior to the beginning of the first paragraph, a paragraph letter “(b)” prior to the beginning of the second paragraph and adding the following as a paragraph (c) to Section 10.05:

“(c) Upon a payment or a distribution under the Guarantee of any Guarantor under or in respect of the Notes, such Guarantor shall be subrogated to the rights of the Holders to receive payments or distributions of cash, property and securities applicable to the Notes in respect of any obligations guaranteed hereby; provided, that the right of such Guarantor to receive payments or distributions of cash, property and securities applicable to the Notes shall be hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all principal, premium, if any, and interest on the Notes or such amount that may be due under the Notes after the Notes have been compromised; provided, further, that the foregoing subordination of such Guarantor to the Holders of the Notes shall no longer apply once all of the Notes have been cancelled.”

Amendment to Exhibit F

The third paragraph of Exhibit F, which is the form of guarantee attached to the Indenture, currently states as follows:

“If any Noteholder is required by any court or otherwise to return to the Issuer or Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or Guarantors, any amount paid to such Noteholder, this Guarantee, to the extent therefore discharged, shall be reinstated in full force and effect.  Each Guarantor agrees that it shall not be entitled to any right  of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby until such time as the Indebtedness of the Issuer evidenced by the Note shall have been paid in full.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Noteholders, on the other hand, (a) the Maturity Date of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration

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in respect of the obligations Guaranteed hereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Section 6.03 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under the Guarantees.”

Exhibit F of the Indenture and the Guarantees of each Guarantor granted pursuant to the Notes are hereby amended by deleting the following sentence contained in the third paragraph thereof: “Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby until such time as the Indebtedness of the Issuer evidenced by the Notes shall have been paid in full”, and replacing the same with the following sentence:

“Upon a payment or a distribution under the Guarantee of any Guarantor under or in respect of the Notes, such Guarantor shall be subrogated to the rights of the Holders to receive payments or distributions of cash, property and securities applicable to the Notes in respect of any obligations guaranteed hereby; provided, that the right of such Guarantor to receive payments or distributions of cash, property and securities applicable to the Notes shall be hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all principal, premium, if any, and interest on the Notes or such amount that may be due under the Notes after the Notes have been compromised; provided, further, that the foregoing subordination of such Guarantor to the Holders of the Notes shall no longer apply once all of the Notes have been cancelled.”

Addition of Exhibit H

A new Exhibit H shall be added to the Indenture and shall contain the form of the Cash Deposit Agreement between Canwest and the Trustee, substantially in the form of Exhibit A to this Consent Solicitation Statement.

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THE CONSENT SOLICITATION

General

The Proposed Amendments will become effective with respect to the Notes only upon (i) receipt by the Information and Tabulation Agent of valid and unrevoked consents from Holders representing more than 50% in aggregate unpaid principal amount of Notes outstanding as of the Record Date and (ii) execution and delivery of the Supplemental Indenture by Canwest and the Trustee in accordance with the requirements of the Indenture (which may occur prior to the Expiration Date if the Requisite Consents are received before then).

If the Proposed Amendments becomes effective with respect to the Notes, it will be binding on all Holders of the Notes and their transferees, whether or not such Holders have consented to the Proposed Amendments.

Failure to deliver a Consent Form will have the same effect as if a Holder had chosen not to give its consent with respect to the Proposed Amendments.  Canwest will provide notice to Holders of Notes of receipt of the Requisite Consents (assuming the Requisite Consents have been received) on or after the Expiration Date.

The delivery of a Consent Form will not affect a Holder’s right to sell or transfer the Notes and a sale or transfer of the Notes after the Record Date will not have the effect of revoking any consent validly given by the Holder of such Notes.

Beneficial owners of the Notes who wish to provide a consent and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the Holder of such Notes, to promptly execute and deliver a Consent Form on behalf of the beneficial owner on or prior to the Expiration Date.

No fee is being offered or will otherwise be payable to the Holders in connection with the Consent Solicitation.

Record Date

The Record Date for the determination of Holders entitled to give consents pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on September 23, 2009.  This Consent Solicitation Statement and the accompanying Consent Form are being sent to all Holders.  Canwest reserves the right to establish from time to time any new date as such Record Date and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.

Conditions to the Consent Solicitation

The execution and delivery of the Supplemental Indenture by Canwest and the Trustee and the obligation of Canwest to accept any valid and unrevoked consents are conditioned on (i) receipt of the Requisite Consents and (ii) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments, or that would question the legality or validity thereof.

If any of the conditions are not satisfied on or prior to the Expiration Date, Canwest may, in its sole discretion and without giving any notice to the Holders, allow the Consent Solicitation to lapse or extend the solicitation period and continue soliciting consents of the Consent Solicitation.  Subject to applicable law, the Consent Solicitation may be abandoned or terminated by Canwest at any time prior to

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the effectiveness of the Proposed Amendments for any reason in its sole discretion and without giving notice to the Holders, in which case any consents received will be voided.

Expiration Date; Extensions; Amendment

The term “Expiration Date” means 5:00 p.m., New York City time, on September 30, 2009, unless Canwest, in its sole discretion, extends the period during which the Consent Solicitation is open, in which case the term “Expiration Date” means the latest date and time to which the Consent Solicitation is extended.  To extend the Expiration Date, Canwest will notify the Information and Tabulation Agent in writing or orally of any extension and will promptly disclose such extension to the Holders in a manner it deems appropriate.  Canwest may extend a Consent Solicitation on a daily basis or for such specified period of time as it determines in its sole discretion.  Failure by any Holder or beneficial owner of the Notes to be so notified will not affect the extension of a Consent Solicitation.

If a Consent Solicitation is amended or modified in a manner determined by Canwest to constitute a material change to the Holders of the Notes, Canwest will promptly disclose such amendment or modification to the Holders in a manner deemed appropriate and may, if appropriate, extend the Consent Solicitation for a period deemed by it to be adequate to permit the Holders to deliver and/or revoke their consents.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, Canwest reserves the right, in its sole discretion and regardless of whether any of the conditions described above under  “– Conditions to the Consent Solicitation” have been satisfied, subject to applicable law, at any time prior to the effectiveness of the Proposed Amendments with respect to the Notes, to (i) terminate the Consent Solicitation upon the failure to meet a condition specified herein or for any other reason, (ii) waive any of the conditions to the Consent Solicitation, (iii) extend the Expiration Date or (iv) amend the terms of the Consent Solicitation.

Without limiting the manner in which Canwest may choose to make a public announcement of any extension, amendment or termination of the Consent Solicitation, Canwest shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than as required by any applicable notice provisions of the Indenture.

Procedures for Consenting

All Consent Forms that are properly executed and delivered to the Information and Tabulation Agent prior to the Expiration Date and not timely revoked will be given effect in accordance with the specifications therein.

Holders who desire to act with respect to the Proposed Amendments should so indicate by marking the appropriate box in, and signing and dating, the accompanying Consent Form included herewith and delivering it to the Information and Tabulation Agent at the address set forth in the Consent Form, in accordance with the instructions contained herein and therein.  If neither of the boxes in the Consent Form is checked, but the Consent Form is otherwise completed and signed, the Holder will be deemed to have consented to the Proposed Amendments.  Signatures must be guaranteed in accordance with paragraph 6 of the instructions in the Consent Form.

The Consent Form must be executed in exactly the same manner as the name of the Holder appears on the Notes.  An authorized DTC Participant must execute the Consent Form exactly as its name appears on DTC’s position listing as of the Record Date.  If the Notes are held of record by two or more joint Holders, all such Holders must sign the Consent Form.  If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Canwest of such person’s authority to so act.  If the Notes are registered in different names,

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separate Consent Forms must be executed covering each form of registration.  If a Consent Form is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to Canwest to execute the Consent Form with respect to the applicable Notes on behalf of the Holder.  Any beneficial owner of the Notes who is not a Holder of record of such Notes must arrange with the person who is the Holder of record or such Holder’s assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.

If a consent relates to fewer than all the Notes held of record as of the Record Date by the Holder providing such consent, such Holder must indicate on the Consent Form the aggregate dollar amount of such Notes to which the consent relates.  Otherwise, the consent will be deemed to relate to all such Notes.

A Holder must complete, sign and date the Consent Form (or photocopy thereof) for such Holder’s Notes and deliver such Consent Form to the Information and Tabulation Agent by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile or electronic transmission (with an original to be delivered subsequently) at the address or facsimile number of the Information and Tabulation Agent set forth on the back cover page hereof.  Delivery of Consent Forms should be made sufficiently in advance of the Expiration Date to assure that the Consent Form is received prior to the Expiration Date (and, in the case of facsimile and electronic transmission, that the original Consent Form is received by the Information and Tabulation Agent prior to 5:00 p.m., New York City time, on the third business day following the Expiration Date).  Under no circumstances should any person tender or deliver Notes to Canwest, the Guarantors, the Trustee or the Information and Tabulation Agent at any time.

Canwest reserves the right to receive Consent Forms by any other reasonable means or in any form that reasonably evidences the giving of consent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by Canwest whose determinations will be binding.  Canwest reserves the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of Canwest’s counsel, be unlawful.  Canwest also reserves the right to waive any irregularities in connection with deliveries which Canwest may require to be cured within such time as Canwest determines.  None of Canwest, the Guarantors, the Information and Tabulation Agent, the Trustee or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification.  Deliveries of Consent Forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Canwest’s interpretation of the terms and conditions of the Consent Solicitation (including this Consent Solicitation Statement and the accompanying Consent Form and the instructions hereto and thereto) will be final and binding on all parties.

Revocation of Consents

All properly completed and executed Consent Forms received prior to the Expiration Date will be counted, notwithstanding any transfer of the Notes to which such Consent Form relates, unless the Information and Tabulation Agent receives from a Holder (or a subsequent holder which has received a proxy from the relevant Holder) a written notice of revocation or a changed Consent Form bearing a date later than the date of the prior Consent Form at any time prior to the earlier of (i) the execution and delivery of the Supplemental Indenture (which may occur prior to the Expiration Date) or (ii) the Expiration Date.  Any notice of revocation received after the Supplemental Indenture is executed will not be effective, even if received prior to the Expiration Date.  A consent to the Proposed Amendments by a Holder of the Notes will bind the Holder and every subsequent holder of such Notes or portion of such Notes, even if notation of the consent is not made on such Notes.

A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant Holder if the subsequent transferee is to have revocation rights with respect to the consent to

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the Proposed Amendments.  To be effective, a notice of revocation must be in writing, must contain the name of the Holder and the aggregate principal amount of the Notes to which it relates and must be (a) signed in the same manner as the original Consent Form or (b) accompanied by a duly executed proxy or other authorization (in form satisfactory to Canwest).  All revocations of consents must be sent to the Information and Tabulation Agent at its address set forth in the Consent Form.

Information and Tabulation Agent

Canwest has retained Global Bondholder Services Corporation to act as information agent and tabulation agent with respect to the Consent Solicitation (the “Information and Tabulation Agent”).  For the services of the Information and Tabulation Agent, Canwest has agreed to pay reasonable and customary fees and to reimburse the Information and Tabulation Agent for its reasonable out-of-pocket expenses in connection with such services.

Requests for assistance in completing and delivering the Consent Form or requests for additional copies of this Consent Solicitation Statement, the accompanying Consent Form and other related documents should be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back cover page hereof.  Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.  The executed Consent Form and any other documents required by the Consent Form should be sent to the Information and Tabulation Agent at the address set forth in the Consent Form, and not to Canwest, the Guarantors or the Trustee.

Fees and Expenses

Canwest will bear the costs of the Consent Solicitation.  Canwest will reimburse the Trustee for expenses that the Trustee will incur in connection with the Consent Solicitation.  Canwest will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding this Consent Solicitation Statement, the accompanying Consent Form and other materials to beneficial owners of the Notes.  Canwest will pay all other fees and expenses attributable to the Consent Solicitation, other than expenses incurred by Holders or beneficial owners of Notes that are not otherwise provided for under the terms of existing arrangements.

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MISCELLANEOUS

The Consent Solicitation is not being made to, and Consent Forms will not be accepted from or on behalf of, Holders in any jurisdiction in which the making of the Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction.  However, Canwest may in its discretion take such action as it may deem necessary to make the Consent Solicitation in any such jurisdiction and to extend the Consent Solicitation to Holders in such jurisdiction.  In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of Canwest by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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In order to validly submit a consent, a Holder should mail, hand deliver, send by overnight courier or by facsimile or electronic transmission (with an original to be delivered subsequently), a properly completed and duly executed Consent Form, and any other required document, to the Information and Tabulation Agent at its address set forth below.  Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement or related documents may be directed to the Information and Tabulation Agent at one of its telephone numbers set forth below.  A Holder (or a beneficial owner that is not a Holder) may also contact the Information and Tabulation Agent at their respective telephone numbers set forth below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Information Agent for the Consent Solicitation is:

Global Bondholder Services Corporation
65 Broadway – Suite 723
New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774
Toll free (866) 873-6300

The Tabulation Agent for the Consent Solicitation is:

Global Bondholder Services Corporation

By facsimile:
(For Eligible Institutions only):
(212) 430-3775

Confirmation:

(212) 430-3774

By Mail: 65 Broadway – Suite 723 New York, NY 10006	By Overnight Courier: 65 Broadway – Suite 723 New York, NY 10006	By Hand: 65 Broadway – Suite 723 New York, NY 10006

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Annex A

Form of Supplemental Indenture

Exhibit A

Form of Cash Deposit Agreement

SCHEDULE “C”

FORM OF TENTH SUPPLEMENTAL INDENTURE

See attached.

TENTH SUPPLEMENTAL INDENTURE

TENTH SUPPLEMENTAL INDENTURE, dated as of September __, 2009, among Canwest Media Inc. (“CMI”), the guarantors listed on the signature page hereto (the “Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”).

WHEREAS, CMI, as successor to 3815668 Canada Inc., the Guarantors and the Trustee are parties to that certain indenture dated as of November 18, 2004 (as amended and supplemented to the date hereof, the “Indenture”);

WHEREAS, Section 8.02 of the Indenture permits CMI and any Guarantor, when authorized by a Board Resolution of each of them, and the Trustee to modify or supplement the Indenture and the 8.0% Senior Subordinated Notes due 2012 (the “Notes”) issued thereunder with the written consent of the Holders of not less than a majority in aggregate principal amount of such outstanding notes;

WHEREAS, CMI distributed a consent solicitation statement (the “Consent Solicitation Statement”), dated September 24, 2009, to obtain the valid and unrevoked consents from Holders representing not less than a majority in aggregate principal amount of the Notes as of September 23, 2009 (the “Majority Consents”) to amend Sections 1.01, 5.01, 6.01, 6.02, 11.10 and Exhibit F of the Indenture and to add a new Section 4.29 and a new Exhibit H to the Indenture (together, the “Consent Solicitation”);

WHEREAS, on September __, 2009, the Trustee received evidence from Global Bondholder Services Corporation, as Information and Tabulation Agent for the Consent Solicitation, of the validly submitted and unrevoked Majority Consents;

WHEREAS, CMI and the Trustee desire to give effect to the Majority Consents and amend Sections 1.01, 5.01, 6.01, 6.02, 11.10 and Exhibit F of the Indenture and to add a new Section 4.29 and a new Exhibit H to the Indenture in the manner described in the Consent Solicitation Statement;

WHEREAS, the Boards of Directors of CMI and each of the Guarantors have authorized this Tenth Supplemental Indenture; and

WHEREAS, all things necessary to make this Tenth Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I
AMENDMENTS

Section 1.1	The definition of “Asset Sale” under Section 1.01 of the Indenture is hereby amended by:

(a)	removing the word “and” at the end of clause (7) of such definition;

(b)	replacing the period at the end of clause (8) of such definition with “and”; and

(c)	adding the following new clause (9) to this definition:

“the Ten Sale.”

Section 1.2	The definition of “Permitted Indebtedness” under Section 1.01 of the Indenture is hereby amended by:

(a)	removing the word “and” at the end of clause (k) of such definition;

(b)	replacing the period at the end of clause (l) of such definition with “; and”; and

(c)	adding the following new clause (m) to this definition:

“(m) Indebtedness under the CMIH Unsecured Note and the CMIH Secured Note, including guarantees in respect thereof.”

Section 1.3	The definition of “Permitted Lien” under Section 1.01 of the Indenture is hereby amended by:

(a)	removing the word “and” at the end of clause (y) of such definition; and

(b)	adding the following new clause (y.1) to this definition:

“(m) Liens securing Indebtedness under the CMIH Secured Note, including guarantees in respect thereof, which Indebtedness is incurred pursuant to clause (m) of the definition of “Permitted Indebtedness; and”

Section 1.4	The following new definitions are added to Section 1.01 of the Indenture in the appropriate alphabetical order:

““CMIH” means Canwest Mediaworks Ireland Holdings, a corporation incorporated under the laws of the Republic of Ireland.

“CMIH Secured Note” means a secured promissory note in a principal amount equal to the Canadian dollar equivalent of the amounts paid pursuant to Section 4.29(i) of the Indenture issued by the Issuer to CMIH, as may be amended, restated, supplemented or otherwise modified from time to time and as the same may be assigned to CanWest or its Subsidiaries or Affiliates, or otherwise assigned pursuant to the terms of the Use of Cash Collateral and Consent Agreement.

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“CMIH Unsecured Note” means an unsecured promissory note in a principal amount equal to the Canadian dollar equivalent of the amount deposited with the Trustee pursuant to Section 4.29(ii) of the Indenture issued by the Issuer to CMIH, as may be amended, restated, supplemented or otherwise modified from time to time and as the same may be assigned to CanWest or Subsidiaries or Affiliates.

“TEN Sale” means the sale of shares of the Capital Stock of TEN Networks Holdings Limited by CMIH.

“Use of Cash Collateral and Consent Agreement” means the use of cash collateral and consent agreement, dated September 23, 2009, as amended, supplemented, restated or otherwise modified from time to time, among, inter alia, the Issuer, CanWest, Canwest Television Limited Partnership and certain Holders of the Notes that directly or indirectly own or control more than 50% of the aggregate principal amount of the Notes (those Holders are collectively referred to herein as the “Consenting Noteholders”).”

Section 1.5	A new Section 4.29 is hereby added to the Indenture and shall state:

“The Issuer shall direct that the proceeds, net of any transaction expenses and underwriting commissions, from the TEN Sale shall be applied as follows:

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(i)
CMIH shall loan approximately C$190 million (the actual amount of the secured interest bearing promissory note will be determined by reference to the Bank of Canada’s noon buying rate for U.S. dollars in effect on the date of the loan) to the Issuer, as evidenced by a secured interest bearing promissory note, the proceeds of which loan shall be applied as follows: (x) to pay U.S.$93,958,973.68 (plus accrued interest to the date of the loan) to the holders of the 12% senior secured notes issued by the Issuer and Canwest Television Limited Partnership (“CTLP”) pursuant to the Note Purchase Agreement dated May 20, 2009, as amended, restated, replaced or otherwise modified from time to time; and (y) to pay C$85 million to the Issuer to fund general liquidity and operating costs of the Issuer and CTLP; and

(ii)
CMIH shall loan the balance of such net proceeds to the Issuer, as evidenced by an unsecured promissory note, and such balance will be deposited with the Trustee in a cash collateral account pursuant to the Cash Deposit Agreement between the Issuer and the Trustee substantially in the form of Exhibit H hereto.”

Section 1.6	Section 5.01 of the Indenture is hereby amended by adding the following language as a new paragraph to follow at the end of Section 5.01:

“Notwithstanding the foregoing, (a) the TEN Sale shall not be subject to the provisions of this Section 5.01; and (b) the Issuer or any Guarantor may consolidate, amalgamate or merge with or into any direct or indirect Wholly Owned Subsidiary of the Issuer, so long as the Issuer or such Guarantor, as the case may be, is the continuing Person, or the Person formed by such consolidation or amalgamation or into which the Issuer or such Guarantor, as the case may be, is merged.”

Section 1.7	Section 6.01 of the Indenture and the related provisions with respect to the Events of Default set forth in the Notes are hereby amended by:

(a)	replacing the period at the end of clause (8) with a semi-colon; and

(b)	adding the following new clauses (9) and (10) to the first paragraph thereof:

“(9)  failure by the Issuer to direct the application of the proceeds, net of any transaction expenses and underwriting commission, from the TEN Sale in accordance with Section 4.29 hereof; or
(10)  if there is an “Event of Default” under the Use of Cash Collateral and Consent Agreement declared by the requisite

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 number of Consenting Noteholders (as such term is defined in the Use of Cash Collateral and Consent Agreement).”

Section 1.8
Section 6.02 of the Indenture is hereby amended by deleting the words “… upon the first to occur of an acceleration under the CMI Credit Facility or five business days after receipt by the Issuer and the representative under the CMI Credit Facility of a notice of acceleration …” from such Section.

Section 1.9
Section 11.10 of the Indenture is hereby amended by adding a paragraph letter “(a)” prior to the beginning of the first paragraph, a paragraph letter “(b)” prior to the beginning of the second paragraph and adding the following as a paragraph (c) to Section 11.10:

“(c) Upon a payment or a distribution under the Guarantee of any Guarantor under or in respect of the Notes, such Guarantor shall be subrogated to the rights of the Holders to receive payments or distributions of cash, property and securities applicable to the Notes in respect of any obligations guaranteed hereby; provided, that the right of such Guarantor to receive payments or distributions of cash, property and securities applicable to the Notes shall be hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all principal, premium, if any, and interest on the Notes or such amount that may be due under the Notes after the Notes have been compromised; provided, further, that the foregoing subordination of such Guarantor to the Holders of the Notes shall no longer apply once all of the Notes have been cancelled.”

Section 1.10
Exhibit F of the Indenture and the Guarantees of each Guarantor granted pursuant to the Notes are hereby amended by deleting the following sentence contained in the third paragraph thereof: “Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby until such time as the Indebtedness of the Issuer evidenced by the Notes shall have been paid in full”, and replacing the same with the following sentence:

“Upon a payment or a distribution under the Guarantee of any Guarantor under or in respect of the Notes, such Guarantor shall be subrogated to the rights of the Holders to receive payments or distributions of cash, property and securities applicable to the Notes in respect of any obligations guaranteed hereby; provided, that the right of such Guarantor to receive payments or distributions of cash, property and securities applicable to the Notes shall be hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all principal, premium, if any, and interest on the Notes or such

5

amount that may be due under the Notes after the Notes have been compromised; provided, further, that the foregoing subordination of such Guarantor to the Holders of the Notes shall no longer apply once all of the Notes have been cancelled.”

Section 1.11
A new Exhibit H is hereby added to the Indenture, which shall contain the form of the Cash Deposit Agreement between CMI and the Trustee, substantially in the form of Exhibit A to this Supplemental Indenture.

ARTICLE II
COVENANTS

Section 2.1
CMI and the Trustee shall enter into a Cash Deposit Agreement substantially in the form of Exhibit A to this Supplemental Indenture in anticipation of the deposit of proceeds of the loan described in Section 4.29(ii) of the Indenture as amended by this Supplemental Indenture.

ARTICLE III
OTHER PROVISIONS

Section 3.1	All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

Section 3.2
THIS TENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TENTH SUPPLEMENTAL INDENTURE, THE NOTES OR THE GUARANTEES.

Section 3.3
All agreements of CMI and any Guarantor in this Tenth Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee in this Tenth Supplemental Indenture shall bind its successors.

Section 3.4	The parties may sign multiple counterparts of this Tenth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 3.5
The parties to this Tenth Supplemental Indenture have expressly requested that this Tenth Supplemental Indenture and all related notices, amendments and other documents be drafted in the English Language.  Les parties à la présente convention ont expressément exigé que cette convention et tous les avis, modifications et autres documents y afférents soient rédigés en langue anglaise seulement.

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Section 3.6	Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

Section 3.7
If any provision of this Tenth Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Tenth Supplemental Indenture or the Indenture by the Trust Indenture Act, the required provision shall control.

Section 3.8
Pursuant to Section 14 of each Global Note, each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as amended by this Tenth Supplemental Indenture.

[Signature page follows]

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Exhibit A

Form of Cash Deposit Agreement

SCHEDULE “D”

DEFINITIONS

Definition	Section or Page Number
“3 Month Forecast”	Section 5(a)(ii)
“8% Notes”	Page 1 (1st paragraph)
“8% Note Indenture”	Recital 1
“Ad Hoc Committee”	Section 5(f)
“Agreement”	Page 1 (1st paragraph)
“BIA”	Section 9(k)
“Canwest Global”	Page 1 (1st paragraph)
“Canwest LP”	Section 5(m)
“Cash Collateral Account”	Recital 3
“Cash Deposit Agreement”	Section 2(b)
“Chief Restructuring Advisor”	Section 9(e)
“CMI”	Page 1 (1st paragraph)
“CMI Subsidiary” or “CMI Subsidiaries”	Page 1 (1st paragraph)
“Companies”	Page 1 (1st paragraph)
“Confidentiality Agreement”	Section 5(d)(i)
“Consent”	Recital 6
“Consent Form”	Recital 6
“Consenting Noteholder(s)”	Page 1 (1st paragraph)
“Court”	Section 12
“CTLP”	Page 1 (1st paragraph)
“Default”	Section 9
“Definitive Agreement”	Schedule “G”
“Event of Default”	Section 9
“Existing Engagement”	Section 5(s)
“Existing Signatory”	Section 7(c)
“Financing Proposal”	Section 5(a)(viii)
“Flow of Funds Direction”	Section 2
“FTI”	Section 8

Definition	Section or Page Number
“Funding Forecast”	Section 5(a)(ii)
“Guarantee”	Recital 2
“Initial Order”	Section 5(v)
“Irish Holdco”	Recital 2
“KERP”	Section 5(l)
“Milestone(s)”	Section 5(c)
“Preferred Shares”	Section 5(u)
“Proceeds”	Recital 3
“Recapitalization Proceedings”,	Section 5(v)
“Representative(s)”	Section 12
“Secured Intercompany Note”	Recital 4
“Supplemental Indenture”	Recital 8
“Ten Networks”	Recital 3
“Ten Shares”	Recital 3
“Trustee”	Recital 1
“Underwriter”	Recital 3
“Unsecured Promissory Note”	Recital 4

In addition, the following terms used in this Agreement shall have the following meanings:

“12% Notes” means the 12% senior secured notes issued by CMI and CTLP pursuant to the Note Purchase Agreement dated May 20, 2009, as amended, restated, replaced or otherwise modified from time to time.

“Affiliate” has the meaning set forth in the 8% Note Indenture.

“Business Day” means each day other than a Saturday or Sunday or a statutory or civic holiday that banks are open for business in Toronto, Ontario, Canada.

“CGCC Group KERPs” means each of the KERP agreements to be entered into by Canwest Global and each of [Canwest has removed the names of the employees entering into KERP agreements for confidentiality reasons], in connection with the Definitive Agreement.

“CIT” means CIT Business Credit Canada Inc.

“CIT Credit Agreement” means the credit agreement, dated May 20, 2009, as amended, restated, replaced or otherwise modified from time to time, between CMI, the guarantors party thereto from time to time, the lenders party thereto from time to time and CIT, as agent, which agreement establishes the CIT Facility.

“CIT Facility” means the asset-based facility provided by CIT.

“Extension Agreements” means, collectively, the agreement entered into between the Companies and the Consenting Noteholders dated April 14, 2009, as amended by an extension letter dated April 22, 2009, and as further amended by an extension letter dated May 5, 2009, an extension letter dated May 19, 2009, an extension letter dated June 15, 2009, an extension letter dated June 30, 2009, an extension letter dated July 17, 2009,  an extension letter dated July 31, 2009, an extension letter dated August 14, 2009, an extension letter dated August 28, 2009 and an extension  letter dated September 11, 2009, as amended, modified, restated or supplemented from time to time.

“Governmental Entity” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court body, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“Indebtedness” has the meaning set forth in the 8% Note Indenture.

“Investment Advisor” means, for each Consenting Noteholder, the investment advisor which manages the 8% Notes for and on behalf of the applicable Consenting Noteholder.

“Lien” means any mortgage, charge, hypothec, lien and security interest of any kind or nature whatsoever.

“National Post Transfer” means the transfer of the business operated by the National Post (together with all related liabilities and obligations, excluding for greater certainty an intercompany payable of approximately $156 million) to Canwest LP or a subsidiary of Canwest LP (on terms to be agreed to by CMI and the Ad Hoc Committee).

“Objecting Noteholder” means any Consenting Noteholder that has made an objection in writing pursuant to Section 13(k).

“Party or Parties” means, collectively, the Consenting Noteholders, Canwest Global, CMI, CTLP and the CMI Subsidiaries.

“Permitted Liens” means, collectively, the Liens permitted under the 8% Note Indenture and the CIT Credit Agreement or Liens arising by operation of law in the ordinary course of business without any contractual grant of security.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

“Recapitalization Transaction” means the recapitalization of the Companies, to be more fully described in the Definitive Agreement.

“Restricted Payment” means, with respect to any Person, any payment by such Person (i) of any dividends on any of its equity securities, (ii) on account of, or for the purpose of setting apart any property for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any of its equity securities or any warrants, options or rights to acquire any equity securities, or the making by such Person of any other distribution in respect of any of its equity securities, (iii) of any principal of or interest or premium on or of any amount in respect of a sinking or analogous fund or defeasance fund for any indebtedness of such Person ranking in right of payment or security subordinate to any liability of such Person under this Agreement or the 8% Notes, (iv) of any principal of or interest or premium on or of any amount in respect of a sinking or analogous fund or defeasance fund for any indebtedness of such Person to a shareholder of such Person or to an Affiliate of a shareholder of such Person, (v) in respect of an investment, or (vi) of any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or other gratuity, to any Affiliate of such Person or to any director or officer thereof.

“Transfer” means, with respect to any 8% Notes, the sale, transfer, assignment, pledge or hypothecation (except with respect to security generally applying to its investments which does not adversely affect such Consenting Noteholder's ability to perform its obligations under this Agreement), and as used in Section 7(b), any other action that would cause the Consenting Noteholder to be unable to perform its obligations under Section 4 hereof.

SCHEDULE “E”

FORM OF CASH DEPOSIT AGREEMENT

See attached.

CASH DEPOSIT AGREEMENT

CASH DEPOSIT AGREEMENT dated as of September __, 2009, between Canwest Media Inc. (the “Company”), a corporation continued under the laws of Canada, and The Bank of New York Mellon (the “Trustee”).

RECITALS:

1.
The Company, as successor to 3815668 Canada Inc., the guarantors thereunder and the Trustee, as trustee, are parties to that certain indenture, dated as of November 18, 2004 (as amended, modified or supplemented prior to the date hereof, the “Indenture”), pursuant to which the Company issued its 8% Senior Subordinated Notes due 2012 (the “Notes”); and

2.
Canwest Mediaworks Ireland Holdings (“CMIH”), a subsidiary of the Company, has entered into an underwriting agreement to sell the shares of common stock it holds in Ten Network Holdings Limited.  CMIH will use certain of the proceeds generated by the sale of the Ten Shares, net of transaction expenses and underwriting discounts, to fund an unsecured loan to the Company represented by a promissory note, the proceeds of which (the “Cash Amount”) will be deposited by the Company pursuant to this Agreement as security for the payment of amounts due to the Holders under the Notes.

NOW THEREFORE in consideration of the premises and the covenants hereinafter contained it is agreed as follows:

SECTION 1.  Definitions.

(i)  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

(ii)  Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) shall have the meanings assigned to them in the UCC.

SECTION 2.  Deposit of Cash.  The Company hereby agrees to deposit the Cash Amount in a special, segregated and irrevocable cash collateral account in the Trustee’s name, for the benefit of the Holders [Canwest has removed the account information for confidentiality reasons], with the Trustee at its office in New York, New York (the “Account”).  The Company further agrees that so long as any of the Notes remain outstanding, neither the Company nor CMIH shall have any right to withdraw, access, transfer or otherwise dispose of any of the Cash Amount in the Account.

SECTION 3.  Pledge and Assignment.  The Company hereby pledges and assigns and grants to the Trustee for the benefit of the Holders a security interest in all of the Company’s right, title and interest in and to the Account and any and all cash, cash equivalents and investments (and proceeds thereof) held in, credited to or constituting part of or relating to the Account, whether now or hereafter existing or in which the Company now or hereafter acquires an interest (collectively, the “Collateral”).

SECTION 4.  Security for Amounts Due Under the Notes.  This Agreement and the security interest in the Collateral granted hereunder by the Company to the Trustee for the benefit of the Holders secures the payment of all amounts due to the Holders under the Notes and the Indenture, including principal, interest and default interest.

SECTION 5.  Application of Funds by Trustee.  Following an acceleration of the amounts due under the Notes pursuant to Section 6.02 of the Indenture, the Trustee shall withdraw the Cash Amount from the Account and apply it in accordance with the instructions it receives from a majority of the Holders in accordance with Section 6.05 of the Indenture.

SECTION 6.  Duties and Liabilities of the Trustee Generally.

(a)
The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. The Trustee shall not have any duties or responsibilities except those expressly set forth in this Agreement or be a trustee for or have any fiduciary obligation to any party hereto;

(b)
the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, and the Trustee shall take such action with respect to this Agreement as it shall be directed pursuant to this Agreement, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and as specifically directed by the majority of Holders as permitted by Section 5 of this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee; and in the absence of gross negligence, willful misconduct or bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee which conform to the requirements of this Agreement;

(c)	the Trustee shall not be liable for any error of judgment made in good faith by an officer or officers of the Trustee, except for its own gross negligence, willful misconduct or bad faith;

(d)	the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction

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of the majority of Holders as permitted by Section 5 of his Agreement and given under this Agreement;

(e)
none of the provisions of this Agreement shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it;

(f)
the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(g)
whenever in the administration of the provisions of this Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by one of the Company’s officers and delivered to the Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof;

(h)
the Trustee may consult with counsel and the advice subsequently confirmed in writing or opinion of counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(i)
the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent entitlement order, approval or other paper or document;

(j)
the Trustee may execute any of the trusts of powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, Trustees or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, Trustee or nominee so appointed;

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(k)
any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee shall be the successor of the Trustee hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding; and

(l)
neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement or in connection therewith except to the extent caused by the Trustee's gross negligence, willful misconduct or bad faith.  The parties each (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Trustee for any action taken or omitted under this Agreement except to the extent caused by the Trustee's gross negligence, willful misconduct or bad faith.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.  Control.  The Trustee, for the benefit of the Holders, shall have sole control with respect to any withdrawal, transfer or disposition of the Cash Amount from the Account.

SECTION 8.  Further Assurances.  The Company agrees that at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 9.  Transfers and Other Liens.  The Company agrees that it will not and will not permit CMIH to (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any lien, security interest option or other charge or encumbrance upon or with respect to any of the Collateral except for the security interest under this Agreement.

SECTION 10.  Expenses.  The Company will, upon demand, pay to the Trustee the amount of any and all reasonable and documented expenses, including the reasonable and documented fees and expenses of its counsel, that the Trustee

4

may incur in connection with (i) the administration of this Agreement or (ii) the failure by the Company to perform or observe any of the provisions hereof.

SECTION 11.  Amendments. Etc.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Company here from shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 12.  Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing and mailed, faxed or delivered as follows:

if to the Company:

Canwest Media Inc.
3100 Canwest Place
201 Portage Avenue
Winnipeg, MB R3B 3L7, Canada
Attention: Richard Leipsic
Fax Number: (204) 947-9841

with a copy to:

Osler, Hoskin & Harcourt LLP
Box 50
1 First Canadian Place
Toronto, ON M5X 1B8
Attention: Linda Robinson
Fax Number: (416) 862-6666

If to the Trustee:

The Bank of New York Mellon
101 Barclay Street
New York, NY 10286
Attention: David Kerr
Fax Number: (212) 815-5803

All such notices and other communications shall be effective when deposited in the mails or faxed.

SECTION 13.  Continual Security Interest: Assignments under Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of all amounts due to the Holders under the Notes, (ii) be binding upon the Company, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Trustee and its successors, transferees and assigns.  Upon the indefeasible payment in full of all amounts due to the Holders under the Notes, the

5

security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Company.  Upon any such termination, the Trustee will, pursuant to a direction from the Company and at the Company’s expense, return to the Company such of the Collateral as shall not have been applied pursuant to the terms hereof and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

SECTION 14.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 15. WAIVER OF JURY TRIAL.  AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS RESPECTIVE COUNSEL, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE CREDIT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY.

SECTION 16.  Severability.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

SECTION 17.  Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

6

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CANWEST MEDIA INC.

By:
Name:
Title:

Signature Page to Cash Deposit
Agreement

ACCEPTED AND AGREED:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

Signature Page to Cash Deposit
Agreement

SCHEDULE “F”

FLOW OF FUNDS DIRECTION

See attached.

Flow of Funds Direction

FLOW OF FUNDS DIRECTION

WHEREAS, CanWest MediaWorks Ireland Holdings (“Irish Holdco”) has entered into an underwriting agreement in Australia with Macquarie Capital Advisers Limited ABN 79 123 199 548 (the “Underwriter”) and Macquarie Securities (Australia) Limited ABN 58 002 832 126 (the “Sale Agent”) dated September 24, 2009 (the “Underwriting Agreement”) pursuant to which the Sale Agent has agreed to manage the sale of all the shares of Ten Network Holdings Limited owned by Irish Holdco (the “Sale”) and the Underwriter has agreed to underwrite the Sale for an aggregate purchase price of A$680,224,987, being the amount as determined in accordance with the Underwriting Agreement (the “Proceeds”);

AND WHEREAS, each of the undersigned acknowledge that this Flow of Funds Direction describes the agreed upon order of payments and the directions of payments from the Proceeds.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein (the receipt and adequacy of which are acknowledged), each of the undersigned agree as follows:

Section 1Agreement and Direction

The undersigned hereby agree and acknowledge that the steps in Section 4 shall occur and shall be paid in the order set forth therein following settlement of the FX Transaction (as defined in Section 2 below).

Section 2FX Transaction

Irish Holdco hereby irrevocably directs the Sale Agent to enter into the Deliverable Participating Foreign Exchange Transaction with Macquarie Bank Limited which is the subject of the confirmation attached as Schedule B to this Funds Flow Direction (the “FX Transaction”) and apply the Proceeds, less the total amount payable pursuant to Section 4(a) of this Flow of Funds Direction (the “Net Proceeds”) in satisfaction of the Sale Agent's payment obligations under the FX Transaction.

Section 3Underwriter Fees

The undersigned hereby acknowledges that pursuant to the Underwriting Agreement, Irish HoldCo must pay the Underwriter an underwriting fee of A$8,502,812.30 (being an amount of A$0.01625 per Sale Share).

Section 4Flow of Funds Direction

(a)	Payment of Australian Based Transaction Fees

Irish Holdco hereby irrevocably directs the Sale Agent to make payments on the settlement date (such date as determined in accordance with Section 2.8 of the Underwriting Agreement, the “Settlement Date”) in respect of the Proceeds as follows, and this shall be your good and sufficient authority for doing so:

Legal\110561375.8

Flow of Funds Direction

[Canwest has removed the wire instructions for confidentiality reasons]

(b)	Payment of 12% Amount

Irish Holdco hereby irrevocably directs the Sale Agent to pay US$93,958,973.66 plus US$957,609.27 (collectively, the “12% Amount”) on the Settlement Date, to the holders of 12% senior secured promissory notes (the “12% Notes”) issued by Canwest Media Inc. of 3100 Canwest Place, 201 Portage Avenue, Winnipeg, Manitoba R3B 3L7, Canada (“CMI”) and Canwest Television Limited Partnership, as co-issuers (the “Co-Issuers”), pursuant to the note purchase agreement dated May 20, 2009 between the Co-Issuers, Irish Holdco, as guarantor, the other guarantors from time to time party thereto and the parties thereto as purchasers, as amended from time to time, as set forth in Schedule A attached hereto, to repay in full all obligations owing on the 12% Notes, and this shall be your good and sufficient authority for so doing.

(c)	Payment of CMI Amount

Irish Holdco hereby irrevocably directs the Sale Agent to pay CAD$85,000,000 (the “CMI Amount”) to CMI on the Settlement Date as follows, and this shall be your good and sufficient authority for so doing:

[Canwest has removed the wire instructions for confidentiality reasons]

(d)	Payment of the 8% Amount

Irish Holdco hereby irrevocably directs the Sale Agent to pay the Net Proceeds, less the amount paid pursuant to Sections 4(b) and 4(c)of this Flow of Funds Direction as converted into US dollars pursuant to the FX Transaction (the balance, the “8% Amount”), on the Settlement Date, to The Bank of New York Mellon of 101 Barclay Street, New York, NY 10286, USA, as trustee (the “Trustee”) in respect of the 8% senior subordinated notes due 2012 (the “8% Notes”), which funds will be held by the Trustee for the benefit of the holders of the 8% Notes, as follows, and this shall be your good and sufficient authority for so doing:

[Canwest has removed the wire instructions for confidentiality reasons]

Section 5Currency

All references in this Flow of Funds Direction to “A$” means the lawful currency of Australia, “US$” means the lawful currency of the United States and “CAD$” means the lawful currency of Canada.

Section 6Governing Law

This Flow of Funds Direction is governed by and is to be interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Legal\110561375.8

2

Flow of Funds Direction

Section 7     Counterparts

This document may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes an original of this document, and all together constitute one agreement.

DATED this 24th day of September, 2009.

CANWEST MEDIAWORKS IRELAND HOLDINGS
By:	“Anthony J. Murray”
Name: Anthony J. Murray Title:

By:	“Thomas C. Strike”
Name: Thomas C. Strike Title:

Legal\110561375.8

3

Flow of Funds Direction

ACKNOWLEDGED and agreed as of the 24th day of September, 2009.

SIGNED by each of

Kristen Jung
………………………………………
Name of attorney

and

Peter Burton
………………………………………
Name of attorney

as attorney for Macquarie Capital Advisers Limited under power of attorney dated
16 November 2007
………………………………………

in the presence of:

“Philip Hall”

Signature of witness
Philip Hall

Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

“Kristen Jung”
………………………………………
Signature of attorney

“Peter Burton”
………………………………………
Signature of attorney
By executing this agreement each attorney states that the attorney has received no notice of revocation of the power of attorney.

Executed by Macquarie Securities (Australia) Limited ACN 002 832 126 in accordance with section 127 of the Corporations Act by or in the presence of: “Paul Gordon Staines”	“Anthony Panaretto”

Signature of Secretary/other Director Paul Gordon Staines	Signature of Director or sole Director and sole Secretary Anthony Panaretto
Name of Secretary/other Director in full	Name of Director or sole Director and sole Secretary in full

Legal\110561375.8

4

Flow of Funds Direction

SCHEDULE A

[Canwest has removed Schedule A to the Flow of Funds Direction for confidentiality reasons]

Legal\110561375.8

SCHEDULE B

[Canwest has removed Schedule B to the Flow of Funds Direction for confidentiality reasons.]

Legal\110561375.8

SCHEDULE “G”

FUNDING FORECAST

See attached.

Canwest Global, CMI, CTLP and the CMI Subsidiaries: Weekly Cash Flow Forecast

CAD 000s	Aug	Aug	Aug	Aug	Sept	Sept	Sept	Sept	Oct	Oct	Oct	Oct	Nov	Nov	Nov
	Week 28	Week 29	Week 30	Week 31	Week 32	Week 33	Week 34	Week 35	Week 36	Week 37	Week 38	Week 39	Week 40	Week 41	Week 42
Beginning (Monday)	10-Aug-09	17-Aug-09	24-Aug-09	31-Aug-09	7-Sep-09	14-Sep-09	21-Sep-09	28-Sep-09	5-Oct-09	12-Oct-09	19-Oct-09	26-Oct-09	2-Nov-09	9-Nov-09	16-Nov-09
Ending (Sunday)	16-Aug-09	23-Aug-09	30-Aug-09	6-Sep-09	13-Sep-09	20-Sep-09	27-Sep-09	4-Oct-0 9	11-Oct-09	18-Oct-09	25-Oct-09	1-Nov-09	8-Nov-09	15-Nov-09	22-Nov-09

Operating Cashflow
Receipts
Receipts	6,787	11,378	21,433	11,192	7,038	5,402	12,023	12,364	8,345	4,253	9,174	12,499	6,439	4,037	7,225
Intercompany Receipts	2,104	6,134	9,313	-	-	-	2,773	4,666	-	-	-	7,973	-	-	-
Total Operating Receipts	8,891	17,512	30,746	11,192	7,038	5,402	14,796	17,031	8,345	4,253	9,174	20,471	6,439	4,037	7,225

Disbursements
Operating Disbursements	(16,945)	(9,904)	(11,392)	(13,285)	(18,368)	(12,849)	(9,073)	(14,153)	(8,150)	(19,237)	(7,084)	(13,097)	(8,293)	(14,799)	(7,686)
Capital Expenditures	(590)	(590)	(600)	(310)	(310)	(310)	(320)	(310)	(347)	(347)	(347)	(347)	(309)	(309)	(309)
Intercompany Disbursements	(3,475)	(5,997)	(5,141)	-	-	-	(3,528)	(84)	-	-	-	(3,548)	-	-	-
Total Disbursements	(21,010)	(16,490)	(17,133)	(13,595)	(18,678)	(13,159)	(12,921)	(14,547)	(8,497)	(19,584)	(7,431)	(16,993)	(8,602)	(15,108)	(7,995)

Net Operating Cashflows	(12,119)	1,022	13,613	(2,403)	(11,640)	(7,757)	1,875	2,483	(152)	(15,332)	1,743	3,479	(2,163)	(11,071)	(769)

Restructuring Costs
Restructuring Costs	(684)	(654)	(654)	(2,034)	(684)	(654)	(654)	(854)	(708)	(458)	(458)	(458)	(675)	(458)	(458)
DIP Interest/Fees	-	-	-	(1,290)	-	-	-	(2,939)	-	-	-	(128)	-	-	-
Total Restructuring Costs	(684)	(654)	(654)	(3,324)	(684)	(654)	(654)	(3,793)	(708)	(458)	(458)	(586)	(675)	(458)	(458)

Total Net Cashflow	(12,802)	368	12,959	(5,727)	(12,323)	(8,411)	1,221	(1,310)	(860)	(15,789)	1,285	2,893	(2,838)	(11,528)	(1,227)

CAD 000s	Nov	Nov	Dec	Dec	Dec	Dec	Jan	Jan	Jan	Jan	Feb	Feb	Feb	Feb
	Week 43	Week 44	Week 45	Week 46	Week 47	Week 48	Week 49	Week 50	Week 51	Week 52	Week 53	Week 54	Week 55	Week 56	TOTAL
Beginning (Monday)	23-Nov-09	30-Nov-09	7-Dec-09	14-Dec-09	21-Dec-09	28-Dec-09	4-Jan-10	11-Jan-10	18-Jan-10	25-Jan-10	1-Feb-10	8-Feb-10	15-Feb-10	22-Feb-10	10-Aug-09
Ending (Sunday)	29-Nov-09	6-Dec-09	13-Dec-09	20-Dec-09	27-Dec-09	3-Jan-10	10-Jan-10	17-Jan-10	24-Jan-10	31-Jan-10	7-Feb-10	14-Feb-10	21-Feb-10	28-Feb-10	28-Feb-10

Operating Cashflow
Receipts
Receipts	14,435	9,489	6,214	4,333	11,816	16,641	7,604	4,953	8,376	16,418	11,216	6,574	4,751	13,196	275,604
Intercompany Receipts	6,501	-	-	-	1,025	4,517	-	-	416	4,817	-	-	416	5,095	55,749
Total Operating Receipts	20,936	9,489	6,214	4,333	12,840	21,157	7,604	4,953	8,793	21,234	11,216	6,574	5,167	18,291	331,353

Disbursements
Operating Disbursements	(9,144)	(14,261)	(12,760)	(9,688)	(6,536)	(12,338)	(8,791)	(15,627)	(8,371)	(10,534)	(7,738)	(12,064)	(8,577)	(10,223)	(330,967)
Capital Expenditures	(309)	(309)	(233)	(233)	(233)	(233)	(404)	(404)	(404)	(404)	(510)	(510)	(510)	(510)	(10,860)
Intercompany Disbursements	(1,610)	-	-	-	(1,606)	(52)	-	-	-	(1,613)	-	-	-	(1,610)	(28,263)
Total Disbursements	(11,063)	(14,570)	(12,993)	(9,921)	(8,374)	(12,624)	(9,194)	(16,031)	(8,775)	(12,552)	(8,248)	(12,574)	(9,087)	(12,342)	(370,091)

Net Operating Cashflows	9,873	(5,081)	(6,779)	(5,587)	4,466	8,533	(1,590)	(11,079)	18	8,683	2,968	(6,000)	(3,920)	5,949	(38,738)

Restructuring Costs
Restructuring Costs	(458)	(675)	(458)	(458)	(458)	(1,206)	(458)	(458)	(458)	(675)	(425)	(559)	(647)	(897)	(18,830)
DIP Interest/Fees	-	(128)	-	-	-	(128)	-	-	-	(128)	-	-	-	(128)	(4,870)
Total Restructuring Costs	(458)	(803)	(458)	(458)	(458)	(1,335)	(458)	(458)	(458)	(803)	(425)	(559)	(647)	(1,025)	(23,700)

Total Net Cashflow	9,416	(5,885)	(7,236)	(6,045)	4,008	7,199	(2,048)	(11,536)	(440)	7,880	2,543	(6,560)	(4,567)	4,924	(62,438)

SCHEDULE “H”

MILESTONES

At the earlier of (a) the first Business Day that is at least 16 calendar days after the date hereof or (b) 3 Business Days after all of the Proceeds have been received by the Trustee pursuant to Section 3(c) in accordance with this Agreement, Canwest Global, CMI, CTLP and the CMI Subsidiaries shall have reached a definitive agreement (the “Definitive Agreement”) with members of the Ad Hoc Committee, pursuant to which such members of the Ad Hoc Committee agree to the Recapitalization Transaction that will address the treatment of the 8% Notes and other related matters.

Furthermore, the milestones related to the Recapitalization Transaction required to be completed on or before the following key dates shall have been completed:

•	CCAA initial hearing date	No later than October 15, 2009

•	Claims process hearing date	No later than October 22, 2009

•	Filing of a plan with the Court	No later than December 15, 2009

•	Creditor approval of a plan	No later than January 30, 2010

•	Plan Implementation Date	No later than April 15, 2010

SCHEDULE “I”

PERMITTED AFFILIATE TRANSACTIONS

1.	Execution of unanimous shareholder declarations between:

•	Canwest Global Communications Corp. and CMI;

•	CMI and National Post Holdings Ltd.;

•
CMI and each of 4501063 Canada Inc. (“Broadcast Holdco”) and 4501071 Canada Inc. (“Publishing Holdco”), created to hold the shares of the general partner of CTLP (“Canwest Television GP”) and Canwest Limited Partnership (“Canwest Publishing GP”);

•	Broadcast Holdco and Canwest Television GP;

•	Publishing Holdco and Canwest Publishing GP; and

•	Canwest Publishing GP and Canwest Publishing Inc.

2.	Continuance of CMI, National Post Holdings Ltd. and Canwest Television GP Inc. from The Corporations Act (Manitoba) to the Canada Business Corporations Act.

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